PRIVATE & CONFIDENTIAL

                              DATED 28 March 2000

                                (1) MR J B SHAW

                                     -and-

                               (2) MR C L WINDLEY

                                     -and-

                              (3) MR N P WILLIAMS

                                     -and-

                      (4) WALBROOK TRUSTEES (IOM) LIMITED

                                     -and-

                          (5) RSL COMMUNICATIONS, LTD.

--------------------------------------------------------------------------------

                         PUT AND CALL OPTION AGREEMENT
    relating to the sale and purchase of the entire issued share capital of
                            Voyager Networks Limited
                          and Voyager Internet Limited
--------------------------------------------------------------------------------

                                READ HIND STEWART
                               S O L I C I T O R S
                     TRAFALGAR HOUSE, 29 PARK PLACE, LEEDS,
                             WEST YORKSHIRE, LS1 2SP
                     TEL: (0113) 2468123 FAX: (0113) 2442863
                           DX 14085 LEEDS PARK SQUARE

                                  CONTENTS PAGE

1.      Definitions and Interpretation                                       2
2.      Option and Sale of Shares                                            9
3.      Conditions                                                          10
4.      Continuation of business pending Completion                         10
5.      Consideration                                                       12
6.      The Consideration Shares                                            13
7.      Additional Consideration                                            14
8.      Adjustment to the Purchase Price                                    17
9.      Completion                                                          18
10.     Post Completion Matters                                             18
11.     Warranties                                                          19
12.     Reverse Warranty                                                    21
13.     Restrictive Covenants                                               22
14.     Indemnity and Covenant                                              23
15.     Purchaser's Covenants                                               23
16.     Announcements                                                       24
17.     Assignment                                                          24
18.     General                                                             24
19.     Further Assurance                                                   24
20.     Entire Agreement                                                    24
21.     Notices                                                             25
22.     Illegality                                                          25
23.     Law and Jurisdiction                                                25
24.     Costs                                                               25
25.     Counterparts                                                        26
26.     Releases                                                            26
27.     Waivers and Remedies                                                26
28.     Third Party Rights                                                  26

SCHEDULE 1

Part 1A  - Information Concerning Voyager Networks Limited                  27
Part 1B - Information Concerning Voyager Internet Limited                   28
Part 2 - Details of the Vendors and their Shareholdings in the Companies    29
Part 3A - VNL Initial Consideration                                         31
Part 3B - VIL Initial Consideration                                         33

SCHEDULE 2

Part 1 - General Taxation                                                   34
Part 2 - Taxation Covenant                                                  45
Part 3 - Taxation Warranties                                                47

SCHEDULE 3

General Warranties                                                          51

SCHEDULE 4

Provisions for the protection of the Vendors                                74

SCHEDULE 5

Trustee Protections                                                         80

SCHEDULE 6

Part I - Deed of Adherence                                                  84
Part II - Deed of Adherence                                                 87
Part III - Deed of Adherence                                                91

SCHEDULE 7

Matters to be dealt with on Completion                                      94

SCHEDULE 8

Preparation of the Completion Accounts                                      97

SCHEDULE 9

The Properties                                                              99

SCHEDULE 10

Earn Out Provisions                                                        101

SCHEDULE 11

Accounting Principles                                                      104

AGREEMENT DATED:                                                          2000

BETWEEN

(1)   THE PERSONS whose names and addresses are set out in column 1 of part 2 of schedule 1 ("Vendors");

(2) WALBROOK TRUSTEES (IOM) LIMITED (registered in the Isle of Man under Company Number: 552601) whose registered office is at PO Box 250 Grosvenor House, 66/67 Atholl Street, Douglas, Isle of Man in its capacity as trustee of the Windley Settlement, the Shaw Settlement and the Williams Settlement ("Trustees"); and

(3) RSL COMMUNICATIONS, LTD. (a company incorporated in Bermuda) whose principal office is at Clarendon House, Church Street, Hamilton, Bermuda ("Purchaser").

RECITALS:-

A. The Purchaser wishes to purchase and the Vendors wish to sell the entire issued share capital of Voyager Networks Limited and Voyager Internet Limited on the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:-

1.    DEFINITIONS AND INTERPRETATION

1.1   In this Agreement unless the context otherwise requires:-

      "Accounts"                    means the audited annual accounts (as
                                    defined in section 262 CA 1985) of each
                                    Company, prepared in accordance with
                                    section 226 CA 1985 for the financial
                                    year ended on the Accounts Date and all
                                    notes, reports and other documents
                                    annexed thereto in accordance with any
                                    legal requirement;

      "Accounts Date"               means 30 June 1999;

      "Actual Taxation Liability"   has the meaning given to it in part 1
                                    of schedule 2;

      "Additional Consideration"    means the additional consideration
                                    payable to the Vendors in respect of
                                    the Shares as set out in clause 7;
      "Agreement"                   means this agreement including its
                                    schedules;

      "Bank Guarantee"              means a guarantee substantially in the
                                    agreed form to be issued by a UK
                                    clearing bank in respect of the Loan
                                    Notes;

      "Business"                    means the business of the Companies as
                                    carried on at the date hereof;

      "business day"                means 9 a.m. to 5 p.m. on any day
                                    (other than a Saturday or Sunday) on
                                    which clearing banks are open for
                                    business in London;

      "CA 1985"                     means the Companies Act 1985 as amended;

      "Call Option"                 has the meaning given to it in clause 2.2;

      "Charges"                     means the charges referred to in
                                    paragraph 11 of part 1A and part
                                    1B of Schedule 1;

      "Companies"                   means together Voyager Networks and
                                    Voyager Internet , and "Company" means

                                    either of them;

      "Completion"                  means completion of the sale and
                                    purchase of the Shares by the
                                    performance by the Parties of their
                                    respective obligations under clause 9
                                    and schedule 7;

      "Completion Accounts"         shall have the meaning set out in
                                    schedule 8;

      "Completion Date"             means the date upon which this
                                    Agreement completes in accordance with
                                    clause 9;

      "Condition"                   means the condition referred to and
                                    contained in clause 3;

      "Confidential                 Information" means all confidential
                                    information used in or otherwise relating to the business, customers or other affairs of the Companies;

      "Consideration"               means the aggregate of the Initial
                                    Consideration and the Additional
                                    Consideration to be paid by the
                                    Purchaser to the Vendors for the Shares;

      "Consideration                Shares" means the class A common shares of
                                    $0.00457 of the Purchaser to be issued to the Vendors pursuant to clauses 5, 6 and 7 as part of the Consideration;

      "Current Assets" means the aggregate of the stock, trade debtors, cash in hand, pre-payments to suppliers and other current assets of the Company at the Completion Date as shown in the Completion Accounts;

      "Default Rate"                means 3% above the base rate for the time
                                    being of National Westminster Bank PLC
                                    compounded quarterly;

      "Disclosure Bundle"           means the bundle of documents in the
                                    agreed form which are attached or
                                    deemed to be attached to the Disclosure
                                    Letter;

      "Disclosure Letter"           means the letter of today's date in
                                    agreed form from the Vendors to the
                                    Purchaser (including the Disclosure
                                    Bundle) disclosing certain matters in
                                    relation to the Warranties and
                                    expressed to be the Disclosure Letter;

      "$" and "Dollars"             means US Dollars;

      "EBITDA" means the aggregate earnings of the Companies before interest, Taxation, depreciation and amortisation determined or agreed in accordance with clause 7 as at the First EBITDA Accounts Date or (as the case may require) at the Second EBITDA Accounts Date (in each case as defined in clause
                                    7);

      "E&Y Information Memorandum"  means the information memorandum dated
                                    February 2000 which was prepared by the
                                    Vendors' Accountants and a copy of which is disclosed in the Disclosure Bundle;

      "E&Y Report"                  means the report (consisting of the
                                    Vendors due diligence and appendices)
                                    dated February 2000 which was prepared
                                    by the Vendors' Accountants a copy of
                                    which is disclosed in the Disclosure
                                    Bundle;

      "Encumbrance"                 means any mortgage, charge, pledge, lien,
                                    option, restriction, right of first refusal, right of pre-emption, third party right, any other encumbrance or security interest of any kind;

      "Estimated Net Liabilities"   means(pound)864,380;

      "Exercise                     Notice" means a written notice given in
                                    accordance with clause 2 in order to
                                    exercise either the Put Option or the Call
                                    Option as the case may be;

      "FRS" means a Financial Reporting Standard issued or adopted by the Accounting Standard Board Limited;

      "GAAP" means generally accepted accounting practices and principles in the United Kingdom;

      "group company"               means in relation to any company, any
                                    subsidiary or holding company of that
                                    company or any subsidiary of that
                                    holding company;

      "Initial Consideration"       means the aggregate sum of(pound)35,000,000
                                    less the amount of the Net Liabilities
                                    as adjusted pursuant to clause 8;

      "Intellectual Property"       means any and all patents, trademarks,
                                    service marks, registered designs,
                                    utility models, unregistered trademarks
                                    and service marks, trade and business
                                    names, copyrights, rights in designs,
                                    inventions, rights under licences and
                                    consents in relation to any such
                                    rights, applications and the right to
                                    make applications for any of the
                                    foregoing;

      "Liabilities"                 means all of the liabilities of the
                                    Company at the Completion Date as shown
                                    in the Completion Accounts other than
                                    the Mortgage;

      "Loan Notes"                  means the Guaranteed Unsecured Loan Notes of
                                    the Purchaser in the agreed form to be
                                    issued to the Vendors as part satisfaction of the Consideration;

      "Management Accounts"         means the unaudited profit and loss account
                                    of the Company for the financial period
                                    ended on, and the unaudited balance sheet of the Company as at, the Management Accounts
                                    Date;

      "Management Accounts Date"    means 29 February 2000;

      "Mortgage"                    means the sum of(pound)624,549 owed by
                                    Voyager Networks to Northern Rock Plc

                                    in respect of the Property at 9 Sir
                                    William Lyons Road, University of
                                    Warwick Science Park, Coventry;

      "Net Liabilities"             means the amount (not being less than
                                    zero) by which the Liabilities exceed
                                    the Current Assets;

      "Nominated                    Account" means the Vendors' Solicitors'
                                    client account as follows:

                                    Account Name:     Read Hind Stewart -
                                                      Client Account
                                    Bank:             National Westminster
                                                      Bank PLC
                                    Address:          7 Hustlergate Bradford
                                                      BD1 1PP
                                    Sort Code:        56-00-36
                                    Account No:       89991419

      "Parties"                     means the parties to this Agreement and
                                    the expression "Party" shall be
                                    construed accordingly;

      "Properties"                  means the properties brief details of
                                    which are set out in schedule 9 and a
                                    reference to the Properties includes a
                                    reference to the individual properties
                                    comprised in the Properties or any part
                                    or parts or any interest in, individual
                                    properties;

      "Purchaser's                  Accountants" means Deloitte & Touche
                                    Tohmatsu International of Hill House, 1
                                    Little New Street, London EC4A 3TR or such other independent accountants as may be engaged by the Purchaser;

      "Purchaser's Solicitors"      means Field Fisher Waterhouse of 35
                                    Vine Street, London EC3N 2AA;

      "Put Option"                  has the meaning given to it in clause
                                    2.1;

      "recognised investment        means a recognised investment exchange
      exchange"                     as defined in section 207 of the
                                    Financial Services Act 1986 or any
                                    similar regulated market dealing with
                                    transactions in securities;

      "Registered" or               means registered or registration (as
      "Registration"                the case may be) under the US
                                    Securities Act 1933 as amended and
                                    shall include, without limitation, a
                                    resale registration;

      "Relevant Proportions"        means in relation to Voyager Networks
                                    or any claim relating to it the
                                    relevant proportions shown in column
                                    (4) of part 3A of schedule 1 and in
                                    relation to Voyager Internet or any
                                    claims relating to it the relevant
                                    proportions set out in column (4) of
                                    part 3B of schedule 1;

      "Retention Account"           means a deposit account in the joint names
                                    of the Vendors' Solicitors and the
                                    Purchaser's Solicitors more particularly described in the Retention Account
                                    Agreement;

      "Retention Account Agreement" means an agreement substantially in the agreed form between the Vendors' Solicitors and the Purchaser's Solicitors relating to sums retained by the Purchaser pursuant to clause 11.10 to 11.16;

      "Service Agreements"          means the service agreements in the agreed
                                    form to be entered into between each of the Shareholders with Voyager Networks on
                                    Completion;

      "Settlements"                 means together the Shaw Settlement the
                                    Windley Settlement and the Williams
                                    Settlement and "Settlement" shall mean
                                    any of them;

      "Shares" means together the VIL Shares and the VNL Shares being the entire issued share capital of the Companies;

      "Shareholders"                means together Jonathan Brian Shaw,
                                    Christopher Leslie Windley and Nigel
                                    Philip Williams three of the Vendors;

      "Shaw Settlement"             means the Mr J B Shaw 1996 Settlement
                                    dated 27 June 1996;

      "Spot Rate"                   means the mid point spot rate for the
                                    purchase of the currency in question as
                                    stated in the latest London edition of the Financial Times available on the relevant date;

      "SSAP" means a Statement of Standard Accounting Practice issued or adopted by the Accounting Standards Board Limited

      "Sterling" and "(pound)"      means the lawful currency of the United
                                    Kingdom for the time being;

      "Tax" and "Taxation"          shall have the meaning given to it in
                                    part 1 of schedule 2;

      "Taxes Act"                   shall have the meaning give to it in
                                    part 1 of schedule 2;

      "Tax Covenant"                means the covenant given by the Vendors
                                    in respect of certain Tax liabilities
                                    of the Companies which is referred to
                                    in clause 11.3 and which, (subject to
                                    part 1 of schedule 2) is contained in
                                    part 2 of schedule 2;

      "Tax Warranties"              means the warranties set out in part 3
                                    of schedule 2;

      "Vendors' Accountants"        means Ernst & Young of One Colmore Row,
                                    Birmingham, B3 2DB;

      "Vendors' Solicitors"         means Read Hind Stewart of Trafalgar
                                    House, 29 Park Place, Leeds, West
                                    Yorkshire LS1 2SP;

      "Voyager Internet"            means Voyager Internet Limited a

                                    company registered in England under
                                    Company Number:  3310095 further
                                    details of which are set out in part 1A
                                    of schedule 1;

      "Voyager Networks"            means Voyager Networks Limited a company
                                    registered in England under number 2780598 further details of which are set out in part
                                    1B of schedule 1;

      "VIL Shares" means the 3 ordinary shares of (pound)1 each in the capital of Voyager Internet being its entire issued share capital at the date hereof;

      "VNL Shares" means the 150,000 ordinary shares of (pound)1 each in the capital of Voyager Networks being its entire issued share capital at the date hereof;

      "Warranties"                  means the warranties contained in part 2 of
                                    schedule 2 and schedule 3 and the expression
                                    "Warranty" shall be construed accordingly;

      "Williams Settlement"         means the Mr N P Williams 1996
                                    Settlement dated 27 June 1996;

      "Windley Settlement"          means the Mr C L Windley 1996 Settlement
                                    dated 27 June 1996.

1.2   In interpreting this Agreement:-

      1.2.1 a document expressed to be "in the agreed form" means a document in a form which has been agreed by the parties at or before the execution of this Agreement and which has, for the purposes of identification, been signed or initialled by them or on their behalf;

      1.2.2 references to a clause, sub-clause, schedule or annexure are to a clause or sub-clause of or a schedule or annexure to, this Agreement respectively, references to this Agreement include its schedules and annexures and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of the schedule respectively;

      1.2.3 references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force at that date hereof and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties and shall include, without limitation, the provisions of the schedules to this Agreement;

      1.2.4 words importing the singular include the plural and vice versa, words importing a gender include every gender and references to a "person" include any individual, corporation, firm, partnership, joint venture, association, organisation or trust (in each case whether or not having separate legal personality) and references to any of the same shall indicate a reference to the others;

      1.2.5 words and phrases which are generally defined for the purposes of the CA 1985 shall, unless the context requires otherwise, in this Agreement bear the meanings attributed to them by that Act as at the date of this Agreement;

      1.2.6 a person is "connected with" another person or a "connected person" of that other person if:

            (i) such person is connected with the other person within the meaning of section 839 Taxes Act; and/or

            (ii) such person is a company under the control of the other person within the meaning of section 840 Taxes Act.

      1.2.7 the contents table and the descriptive headings to clauses, schedules and paragraphs are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement;

      1.2.8 the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible;

      1.2.9 references to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted (whether before or after the date of this Agreement) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation (as defined by section 21(1) Interpretation Act 1978) made under such provisions save to the extent that such replacements, amendments or re-enactments taking effect after the date of this Agreement would impose any greater obligations or liabilities on any Party under this Agreement.

1.3 Unless otherwise stated, all warranties, representations, indemnities, covenants, agreements and obligations made, given or entered into by more than one person in this Agreement are made, given or entered into severally.

2.    OPTION AND SALE OF SHARES

2.1 The Purchaser grants to the Vendors, conditional upon the satisfaction of the Condition, an irrevocable option (the "Put Option") to require the Purchaser to purchase all but not some only of the Shares on the terms and subject to the conditions of this Agreement.

2.2 The Vendors grant to the Purchaser, conditional upon the satisfaction of the Condition, an irrevocable option (the "Call Option") to require the Vendors to sell all but not some only of the Shares on the terms and subject to the conditions of this Agreement.

2.3 The Put Option shall become exercisable by delivery of an Exercise Notice executed by any two of the Shareholders and by the Trustees (as trustees of any two of the Settlements) within the period commencing on the day immediately following after the satisfaction of the Condition and ending two business days later ("Put Option Exercise Period").

2.4 The Call Option shall be exercisable by delivery of an Exercise Notice within the period commencing two business days after the satisfaction of the Condition and ending 14 days later ("Call Option Exercise Period").

2.5 In the event that the Vendors wish to exercise the Put Option they shall within the Put Option Exercise Period deliver an Exercise Notice to the Purchaser. The Put Option shall be deemed to be exercised on the next business day following the date on which such Exercise Notice is delivered to the Purchaser ("Put Option Exercise").

2.6 In the event that the Purchaser wishes to exercise the Call Option it shall within the Call Option Exercise Period deliver an Exercise Notice to the Vendors. The Call Option shall be deemed to be exercised on the next business day following the date on which such Exercise Notice is delivered to the Vendors ("Call Option Exercise Date").

2.7 Delivery of an Exercise Notice, which shall be irrevocable, shall constitute and give rise to an unconditional agreement between the Vendors and the Purchaser for the sale of the Shares by the Vendors with full title guarantee (save in the case of the Trustees who shall sell with limited title guarantee), free from all Encumbrances together with all rights attaching thereto from Completion, and the purchase by the Purchaser of the Shares on and subject to the terms set out in this Agreement.

2.8 Subject to clause 2.10, Completion shall take place on the day falling 3 business days after the Put Option Exercise Date or the Call Option Exercise Date (as the case may be) or earlier if agreed with the Shareholders and the Purchaser.

2.9 The Purchaser shall not be bound to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

2.10 If at any time after the service of an Exercise Notice either the Vendors or the Purchaser becomes aware that it or they may be unable to comply with it any of its or their obligations under schedule 7 (Completion Requirements), it or they shall notify the other as soon as reasonably practicable and in any event not later than 3.30 p.m. on date for Completion. If either of the Vendors or the Purchaser shall so notify the other then the proposed date for Completion shall be postponed to a date no later than 5 business days from the original date scheduled for Completion.

3.    CONDITIONS

3.1 The condition isthe Vendors having received confirmation from the Board of the Inland Revenue that the transactions contemplated hereunder:-

      (a) do not give rise to a notice under section 703(3) of the Income and Corporation Taxes Act 1988 being given; and
      (b) that section 135 of the Taxation of Capital Gains Act 1992 would not be prevented from applying to such transactions.

3.2 The Vendors shall use their reasonable endeavours to procure the fulfillment of the Condition.

3.3 If at any time the Vendors become aware of any circumstances which may give rise to the non-fulfillment of the Condition, they shall immediately give to the Purchaser written particulars of those circumstances and the Vendors and the Purchaser shall co-operate fully with a view to procuring fulfillment of the relevant Condition.

3.4 If the Condition is not satisfied on or before 15 June 2000 this Agreement will (unless the Parties agree otherwise) forthwith terminate and be of no effect and save for any rights which have accrued up to and including the date of termination no Party shall be entitled to bring any action against any other Party under this Agreement save pursuant to clause 3.2 above and provided that such termination and cessation shall not affect the provisions of clauses 16 (Announcements), 21 (Notices), 23 (Law and Jurisdiction), 24 (Costs) and 28.2 (Third Party Rights) which the Parties agree shall survive such termination.

4.    CONTINUATION OF BUSINESS PENDING COMPLETION

4.1 Pending Completion the Vendors will and will instruct the Companies and the Vendors' Accountants to furnish such information regarding the business and affairs of the Companies, and give such explanations as the Purchaser or the Purchaser's Accountants may reasonably request.

4.2 Pending Completion the Shareholders shall conduct the business of the Companies in all respects so as to preserve it as a going concern and shall, in particular, exercise the same degree of control and the same care in the selection of customers as is customary in the ordinary and usual course of the business of the Companies and shall keep the Purchaser fully informed regarding the business of the Companies and save as expressly provided in this Agreement or with the prior consent of the Purchaser, the Vendors shall procure that the Companies shall:- .

      4.2.1 not create, allot, issue, acquire, repay or redeem any share or loan capital or agree to create, allot, issue, acquire, repay or redeem any share or loan capital or acquire, or agree to acquire, any interest in any shares of any other bodies corporate;

      4.2.2 not acquire or dispose of, or agree to acquire or dispose of any asset otherwise than in the ordinary and usual course of its business or assume or incur, or agree to assume or incur, any liability, expenditure or obligation otherwise than in the ordinary and usual course of its business;

      4.2.3 not declare, pay or make any dividend or distribution (including, without limitation, any distribution within the meaning of the Taxes
            Act);

      4.2.4 not pass any resolution in general meeting;

      4.2.5 maintain and continue all insurance policies of the Company which are in force on the date hereof;

      4.2.6 not amend the terms of employment or engagement of any of its directors or employees or provide, or agree to provide, any gratuitous payment or benefit to any of its directors or employees or any of their dependents or employ, engage, or terminate the employment or engagement of, any person;

      4.2.7 not amend, or agree to amend, the terms of any loan capital, borrowing or indebtedness in the nature of borrowing or create, incur, or agree to create or incur, any loan capital, borrowing or indebtedness in the nature of borrowing (except pursuant to facilities specifically disclosed in the Disclosure Letter where the borrowing or indebtedness in the nature of borrowing does not exceed the amount available to be drawn by the Companies under those facilities);

      4.2.8 not create, or agree to create, any further Encumbrance over any of its assets or undertaking or redeem, or agree to redeem, any existing Encumbrance over any of its assets or undertaking;

      4.2.9 not give, or agree to give any guarantee, indemnity or other agreement to secure any obligation of a third party;

     4.2.10 not institute any civil, criminal, arbitration or other proceedings;

     4.2.11 not enter (except without the prior written consent of the Purchaser) into any capital commitment in excess of (pound)50,000 or any material or long term contract other than those of a type normally entered into by the Companies in the ordinary course of their trading activities;

     4.2.12 not enter into any agreement which is not on bona fide arm's length terms;

     4.2.13 not enter into, terminate or vary any agreement with any of the Vendors or any person connection with any Vendor;

     4.2.14 not enter into any partnership or joint venture or acquire or dispose of any business, undertaking or securities;

     4.2.15 not appoint any agent or attorney;

     4.2.16 not grant any underlease over or sell or vacate or sub-let with possession of the whole or any part of the Properties or acquire any interest in any property;

     4.2.17 not engage any consultant or employee unless such engagement is terminable on less than four weeks' notice and will not involve payment of remuneration in excess of (pound)50,000 per annum;

     4.2.18 not agree to do any of the foregoing.

4.3 Between the date of this Agreement and the earlier to occur of (i) 11:59 PM London time on 15 June 2000 and (ii) the termination of this Agreement pursuant to its terms, the Vendors shall not, nor shall they permit the Companies or any of their respective affiliates, financial advisors, brokers or any other person acting on their behalf or on behalf of the Companies to (i) enter into any agreement with a third party with respect of the acquisition, directly or indirectly, of the Shares or other securities of the Companies or a material part of their assets or any merger, business combination, consolidation or reorganisation with the Companies, (ii) enter into negotiations with a third party regarding such an agreement, or (iii) provide a third party with general access to their books, records or employees for the purposes of enabling such third party to conduct a purchase investigation of the legal, financial or business condition of the Companies.

5.    CONSIDERATION

      The VNL Consideration

5.1 The aggregate consideration payable for the VNL Shares shall be the sum of (pound)10,503,268 ("the Provisional VNL Consideration") as adjusted pursuant to clause 8 below together with twenty sixty fifths of the Additional Consideration (if any).

5.2 The Provisional VNL Consideration shall be satisfied by the issue and allotment on Completion to the Vendors in the Relevant Proportions of:

      5.2.1 Loan Notes of an aggregate value of(pound)5,155,548; and

      5.2.2 the number of Consideration Shares calculated in accordance with the provisions of clause 6.1 below ("the Initial VNL Consideration Shares").

5.3 The Initial VNL Consideration Shares shall be issued within 10 business days following Completion to the Vendors as set out in column (2) of part 3A of schedule 1.

5.4 The Loan Notes to be issued pursuant to clause 5.2.1 above shall be issued on Completion to the Vendors as set out in column (3) of part 3A of schedule 1.

      The VIL Consideration

5.5 The aggregate consideration payable for the VIL Shares shall be the sum of (pound)23,632,353 ("the Provisional VIL Consideration") as adjusted pursuant to clause 8 below together with forty five sixty fifths of the Additional Consideration (if any).

5.6 The Provisional VIL Consideration shall be satisfied by the issue and allotment on Completion to the Trustees (being the shareholders of Voyager Internet) in the Relevant Proportions of:

      5.6.1 Loan Notes of an aggregate value of(pound)11,599,986; and

      5.6.2 the number of Consideration Shares calculated in accordance with the provisions of clause 6.2 below ("the Initial VIL Consideration Shares").

5.7 The Initial VIL Consideration Shares shall be issued within 10 business days following Completion to the Trustees in the Relevant Proportions.

5.8 The Loan Notes to be issued pursuant to clause 5.6.1 above shall be issued on Completion to the Trustees in the Relevant Proportions.

6.    THE INITIAL CONSIDERATION SHARES

6.1 The Initial VNL Consideration Shares (which together with the Initial VIL Consideration Shares are hereinafter referred to as "the Initial Consideration Shares") shall be such number of Consideration Shares as shall have a value equal to (pound)5,347,719 (to the nearest Pound Sterling and at the Spot Rate applicable on the business day immediately before the Completion Date) such value being calculated for that purpose in accordance with clause 6.3.

6.2 The Initial VIL Consideration Shares shall be such number of Consideration Shares as shall have a value equal to (pound)12,032,367 (to the nearest Pound Sterling and at the Spot Rate applicable on the business day immediately before the Completion Date) such value being calculated for that purpose in accordance with clause 6.3.

6.3 For the purpose of calculating the number of Initial Consideration Shares to be issued the value of the Consideration Shares shall be calculated as the average of the closing price for Class A common shares of the Purchaser as traded on the Nasdaq National Market for the 30 business days immediately preceding Completion ("the Closing Price").

6.4 The Initial Consideration Shares shall be unregistered shares, shall rank pari passu with the existing Class A common shares of the Purchaser and shall rank for any dividends declared made or paid after Completion.

6.5 The Purchaser agrees that if the closing price for class "A" common shares of the Purchaser as traded on the Nasdaq National Market on the Relevant Date (as defined in clause 6.6) ("the Relevant Price") is less than 75 per cent of the Closing Price, the Purchaser shall at its option either:

      6.5.1 issue to the Vendors in the Relevant Proportions further unregistered Consideration Shares such that the aggregate value at the Relevant Price of the Initial Consideration

            Shares and such further Consideration Shares is equal to 75 per cent of the aggregate value at the Closing Price of the Initial Consideration Shares or;

      6.5.2 pay to the Vendors in cash in the Relevant Proportions a sum equal to the aggregate value of such further Consideration Shares at the Relevant Price.

6.6   For the purposes of clause 6.5 the "Relevant Date" is the earlier of:

      6.6.1 the first anniversary of the issue of the Initial Consideration Shares; and

      6.6.2 the date on which the Purchaser procures the Registration of the Relevant Initial Consideration Shares or the right of the resale in respect thereof with the US Securities and Exchange Commission;

      and for the purposes of paragraph 6.6.2 the "Relevant Initial Consideration Shares" shall be such number of the Initial Consideration Shares the aggregate value of which at the Relevant Price does not exceed 125 per cent of the aggregate value at the Closing Price of all the Initial Consideration Shares.

6.7 The Registration of the Initial Consideration Shares shall be at the absolute discretion of the Purchaser and at its cost but it is acknowledged that any such Registration shall not in any event extend to any further Consideration Shares which may be allotted pursuant to clause 6.5.

6.8 Each of the Vendors undertakes with the Purchaser with a view to the preservation of an orderly market in the shares of the Purchaser that, if the Purchaser procures the Registration of the Initial Consideration Shares before the first anniversary of the issue of those shares, the number of the Initial Consideration Shares which he shall be free to sell or transfer in any one month before that first anniversary shall be:

      S
      -
      M

      Where:

      S is the number of Initial Consideration Shares held by that Vendor in respect of which Registration has been procured; and

      M is the number of months until the first anniversary of the issue of the Initial Consideration Shares, commencing on the Relevant Date and treating any final part month as a whole month for this purpose.

6.9 Notwithstanding any other provision contained in this Clause 6, any Vendor wishing to dispose of Consideration Shares shall notify the Purchaser of his wish so to dispose and shall effect such disposal through such broker as the Purchaser may reasonably nominate, such broker to be nominated within 3 business days following such notification.

7.    ADDITIONAL CONSIDERATION

7.1 The Additional Consideration (if any) payable for the Shares will be calculated and paid to the Vendors in accordance with the following provisions of this clause 7. Notwithstanding any other provision of this clause, the Additional Consideration shall not exceed (pound)30,000,000 in aggregate.

7.2   Calculation of Additional Consideration

      7.2.1 Within 30 days following each of 30 September 2000 ("First EBITDA Accounts Date") and 31 March 2001 ("Second EBITDA Accounts Date") the Purchaser shall procure the preparation of a profit and loss account ("EBITDA Accounts") for the Companies for the 6 month period ending on the First EBITDA Accounts Date or the 12 month period ending on the Second EBITDA Accounts Date, as the case may be, together with a statement ("Statement") of the EBITDA, Sales and New Sales for that six or 12 month period, as the case may be.

      7.2.2 In calculating the EBITDA the following adjustments shall be made:

            (a) the sum of(pound)100,000 per quarter in respect of directors remuneration shall be added back;

            (b) the sum of (pound)52,500 in respect of sums payable to Mr Peter Howells by way of loyalty bonus shall be added back (such sum having been taken into account in the Completion Accounts);

            (c) the sum of (pound)100,000 in respect of Ernst & Young's fees in connection with the preparation of the E&Y Information Memorandum and the E&Y Report for the Company (such sum having been taken into account in the Completion Accounts);

            (d) the stamp duty payable by the Company pursuant to clause 14.2 shall be added back (such sum having been taken into account in the Completion Accounts).

      7.2.3 The EBITDA Accounts shall be drawn up in accordance with the bases that appear, and in the order shown, below:

            (a)   the specific policies set out in schedule 11;

            (b) to the extent not covered by (a) above the accounting policies, principles, practices, evaluation rules and procedures, methods and bases adopted by the Company in preparation of the Accounts;

            (c) to the extent not inconsistent with (a) or (b) above, in accordance with GAAP as at the EBITDA Accounts Date.

      7.2.4 The provisions of paragraph 3 of schedule 8 shall (mutatis mutandis) apply to the submission and agreement of the EBITDA Accounts and the Statement as if the references in such paragraph 3 of schedule 8 to "Completion Accounts" and "Calculation" were to the EBITDA Accounts and the Statement respectively Provided That the time period of 30 days referred to in paragraph 3.1.2 shall be 21 days and for the purposes of this clause:

            (a)   "Sales" means the total revenues of the Companies;

            (b) "New Sales" means the revenues of the Companies derived from managed network services, internet solutions, security solutions, and management solutions as such categories are used in the E&Y Report.

      7.2.5 the Additional Consideration shall be calculated in accordance with column A of schedule 10 (in relation to the 6 month period ending on the first EBITDA Accounts Rate ("the First Earn Out")) or column B of schedule 10 (in relation to the 12 month period ending on the second EBITDA Accounts Date ("the Second Earn Out")), as the case may be, so that:

            (a) up to (pound)3,000,000 (on the First Earn Out) and up to (pound)6,000,000 (on the Second Earn Out) is payable dependent on the level of Sales achieved in that period on the scale set out in row 1 of column A or B;

            (b) up to (pound)4,500,000 (on the First Earn Out) and up to (pound)9,000,000 (on the Second Earn Out) is payable dependent on the level of New Sales achieved in that period, on the scale set out in row 2 of column A or B (as appropriate); and

            (c) up to (pound)2,500,000 (on the First Earn Out) and up to (pound)5,000,000 (on the Second Earn Out) is payable dependent on the level of EBITDA achieved in that period, on the scale set out in row 3 of column A or B (as appropriate)

7.3   Satisfaction and Payment of the Additional Consideration

      7.3.1 The Additional Consideration shall be satisfied:

            (a) as to 50% thereof by the issue of Loan Notes to the Vendors in the Relevant Proportions; and

            (b) as to 50% thereof by the issue and allotment of such number of Consideration Shares fully paid as shall have a value equal to such percentage of the Additional Consideration (to the nearest Pound Sterling and at the Spot Rate applicable on the business day immediately before the Payment Date (as defined in Clause 7.3.2 below). For the purposes of calculating the number of Consideration Shares to be issued and allotted to the Vendors the provisions of clause 6.2 (mutatis mutandis) shall apply Provided That the words "Payment Date" (having the meaning set out in clause 7.3.2) shall be substituted for the word "Completion" at the end of the said clause 6.2.

      7.3.2 That part of the Additional Consideration (if any) as is to be paid in Loan Notes shall be satisfied by the issue of Loan Notes by the Purchaser on or before the date falling five business days following the agreement or determination of the EBITDA ("Payment Date") and that part of the Additional Consideration as is to be paid in Consideration Shares shall be satisfied by the allotment of such shares within 10 business days following the Payment Date;

      7.3.3 The Vendors acknowledge and agree that the Purchaser shall be under no obligation to cause any Consideration Shares to be allotted in relation to the First Earn Out to be Registered;

      7.3.4 The Purchaser agrees that it shall at its cost cause such number of Consideration Shares which may be allotted in relation to the Second Earn Out with a value not exceeding (pound)10,000,000 (based on the Closing Price) to be Registered on the date on which they fall to be allotted pursuant to clause 7.3.2 and shall use its best endeavours to procure the Registration of any remaining Consideration Shares so to be allotted to be Registered as soon as practicable thereafter;

7.4   Vendor Protections relating to Additional Consideration

      7.4.1 In calculating the EBITDA the following provisions shall apply in respect of each Company:

            (a) the effects of the giving of any guarantee, indemnity or security in respect of the obligation of any person other than the Company or the Purchaser other than in the ordinary course of business shall be excluded;

            (b) any management, administration or like charge made by the Purchaser (save for any charge in respect of services which are reasonably required and are provided on an arm's length basis), shall not be deducted (and in this clause 7 "Purchaser" shall where the context permits be deemed to include any holding company from time to time of the Purchaser or any subsidiary from time to time of the Purchaser or of any such holding company from time to time other than the Company);

            (c) the fees, remuneration and pension contributions of any director or officer of the Company nominated by the Purchaser shall not be deducted unless approved in writing;

            (d) in respect of any transaction between the Purchaser and the Company which is not at arm's length, there shall be substituted terms which are at arm's length and "transaction" shall include without limitation:

                  (i) the lending or borrowing of money, or being party to any bank netting arrangement for the purposes of calculating interest;

                  (ii) the payment of remuneration or fees to any person who does not work full time on the affairs of the Company;

                  (iii) the granting of assistance and facilities, including the secondment of employees and the sharing or leasing of premises;

            (e) any other adjustment as may be agreed in writing between the Vendors and the Purchaser shall be made.

7.5 The Purchaser covenants with the Vendors that during the period commencing on Completion and ending on 31 March 2001 the Purchaser will procure that none of the following will occur in respect of the Company unless otherwise agreed in writing by the Vendors:

      7.5.1 any material change in the overall nature of its trade or business;

      7.5.2 the sale or other disposal of the whole or any substantial part of its undertaking, assets or shares;

      7.5.3 the presentation of a petition for its liquidation or the passing of any resolution for its winding up unless in the reasonable opinion of the directors of the Purchaser the Company is insolvent and such action is necessary to ensure that all the directors of the Company comply with their obligations under the Insolvency Act 1986;

      7.5.4 the payment of any amount standing to the credit of any share premium account or capital redemption reserve fund.

7.6 It is acknowledged and agreed by the Parties that, in order to allow the Vendors to have a reasonable and fair opportunity to maximise and achieve the First Earn Out and the Second Earn Out, the day to day operational and management decisions relating to the Companies will rest with and be under the control of the Shareholders until 31 March 2001 so long as those decisions are materially consistent with the business plan for the Companies as set out in the E&Y Report.

7.7 If the Purchaser shall impose any operational or management decisions with which the Shareholders notify the Purchaser in writing within 14 days of becoming aware of the relevant decision that they disagree and which are inconsistent with the provisions of clause 7.6 above then any adverse effect upon the EBITDA, New Sales or Sales which can reasonably be said to arise by reason of such decision shall be taken into account in calculating and determining the EBITDA, New Sales and Sales achieved by the Companies and the same shall be adjusted accordingly.

7.8 In respect of each of the Companies the Purchaser covenants with the Vendors that until 31 March 2001 it will, unless the Shareholders agree otherwise, continue to remunerate and provide benefits to the Companies' employees (other than the Shareholders) at a rate and on terms not less favourable than those in force at the date hereof unless the Purchaser is able to demonstrate that the Companies have not performed materially (being at least 70%) in accordance with the budgets set out in the E&Y Report at the end of the First Earn Out period and is unlikely to do so by 31 March 2001.

7.9 The Purchaser undertakes that until the EBITDA Accounts Date it will not terminate any of the Service Agreements (save in circumstances entitling it to do so summarily).

7.10 The Vendors irrevocably confirm that where any provision of clauses 7.4 and 7.5 contemplates the consent agreement or approval of the Vendors the Purchaser may rely on any consent agreement or approval given by the Shareholders together.

7.11 If part of the Consideration (or any other sum) payable in cash or Loan Notes by any Party is not paid or satisfied on the due date it shall carry interest at the Default Rate from the date when the payment was due until the date of actual payment and any such interest shall be paid in cash.

8.    ADJUSTMENT TO THE PURCHASE PRICE

8.1 The Consideration payable for the Shares shall be adjusted in accordance with this clause.

8.2 The Vendors and the Purchaser shall procure the preparation of the Completion Accounts in accordance with the provisions of schedule 8.

8.3   If the Net Liabilities (determined or agreed in accordance with schedule
      8) exceed the Estimated Net Liabilities ("Shortfall"):-

      8.3.1 the VNL Provisional Consideration and the VIL Provisional Consideration shall be reduced by an amount equal to the Shortfall (such amount to be apportioned one third to the VNL Shares and two thirds to the VIL Shares); and

      8.3.2 within 5 business days following the determination or agreement of the Net Liabilities the Vendors shall pay in cash an amount equal to the Shortfall to the Purchaser.

8.4 If the Estimated Net Liabilities (determined or agreed in accordance with schedule 8) exceed the Net Liabilities ("Excess"):-

      8.4.1 the VNL Provisional Consideration and the VIL Provisional Consideration shall be increased by an amount equal to the Excess (such amount to be apportioned one third to the VNL Shares and two thirds to the VIL Shares); and

      8.4.2 within 5 business days following the agreement or determination of the Net Assets the Purchaser shall pay in cash an amount equal to the Excess to the Vendors in the Relevant Proportions.

8.5   If the Net Liabilities (determined or agreed in accordance with schedule
      8) are equal to the Estimated Net Liabilities no further payments shall be made.

9.    COMPLETION

9.1 On Completion the Vendors and the Purchaser shall comply with their respective obligations as set out in schedule 7.

10.   POST COMPLETION MATTERS

10.1 Each of the Vendors hereby declares that for so long as he remains the registered holder of any of the Shares after Completion he will:

     10.1.1 hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after the date hereof and all rights arising out of or in connection with them after the date hereof in trust for the Purchaser and its successors in title; and

     10.1.2 deal with or dispose of the Shares and all such dividends, distributions and rights as are described in sub clause 10.1.1 only as the Purchaser or any such successor may direct in writing.

10.2 Each of the Vendors hereby irrevocably and unconditionally appoints the Purchaser and any director of the Purchaser for the time being acting severally, as his lawful attorney (and to the complete exclusion of any rights he may have in such regard) for the purposes of exercising any and all voting and other rights and receiving any and all benefits and entitlements which may at any time hereafter attach to or arise in respect of any of the Shares and receiving notices of any attending and voting at all meetings of the members of the Company (or any class thereof) and generally executing or approving such deeds or documents and doing any such acts or things in relation to any of the Shares as the attorney may think fit. For such purpose each of the Vendors hereby authorises the Company to send any notices in respect of any of the Shares to the Purchaser.

10.3 The Purchaser hereby undertakes to indemnify the Vendors and each of them in full in respect of any claim, demand, debt, liability, loss, cost, charge, expense, judgment, aware, demand, compensation, penalty, fine or other liability or loss suffered by, awarded against or imposed upon the Vendors or any of them in consequence of compliance by the Vendors with any direction issued by the Purchaser pursuant to clause 10.1.2.

10.4 The Purchaser shall use its best endeavours to procure the release of the Shareholders from their guarantees of the Companies indebtedness to Northern Rock plc and shall, pending such release, indemnify the Shareholders against all costs, claims, liabilities and expenses arising from any such guarantees being enforced.

11.   WARRANTIES

11.1 The Shareholders hereby jointly and severally warrant to the Purchaser in the terms set out in part 3 of schedule 2 (Taxation Warranties) and in the terms set out in schedule 3 (General Warranties) in relation to each of the Companies. The Trustees hereby warrant to the Purchaser in the terms set out in part 3 of schedule 2 (Taxation Warranties) and in the terms (other than Warranty 1.2) set out in schedule 3 (General Warranties) in relation to each of the Companies. The Warranties to be given by the Vendors under this Agreement shall be deemed to have been repeated by the Vendors immediately prior to Completion.

11.2 The Warranties are given subject to the provisions of schedule 4 (Vendor Protections) and schedule 5 (Trustee Protections). The Warranties set out in part 3 of schedule 2 (Taxation Warranties) are also subject to the provisions of part 1 of schedule 2.

11.3  The Vendors hereby covenant to the Purchaser in the terms of part 2 of schedule 2 in relation to each of the Companies.

11.4 Each of the Warranties is independent and save as expressly provided otherwise in this Agreement shall not be limited by reference to or by inference from any other Warranty.

11.5 Where any Warranty is made or given "so far as the Vendors are aware" (or so far as any other person is aware) or "to the best of the knowledge, information and belief" of the Vendors or with any similar qualification the Vendors shall be deemed to include an additional statement that it has been made after reasonable enquiry (excluding enquiries of any employee of the Companies other than a member of the board, Suresh Patel or any other senior employee and excluding further any enquiries of any customer or other third party other than professional advisers).

11.6 The Vendors agree with the Purchaser (for itself and as trustee for the Companies and the Companies directors and employees) that in the absence of fraud by a director or employee of either Company:

     11.6.1 the giving by the Companies and/or any of their directors or employees of any information or opinion in connection with the Warranties or the Taxation Covenant or the Disclosure Letter or otherwise in relation to the business or affairs of the Companies or in connection with the negotiation and preparation of this Agreement or the Disclosure Letter shall not be deemed a representation, warranty or guarantee to the Vendors of the accuracy of such information or opinion;

     11.6.2 they will waive any right or claim which they may have against the Companies and/or any of their respective directors or employees for any error, omission or misrepresentation in any such information or opinion; and

     11.6.3 any such right or claim shall not constitute a defence to any claim by the Purchaser under or in relation to the Warranties or the Taxation Covenant.

11.7  The Warranties shall not be extinguished by Completion.

11.8 All claims brought by the Purchaser against the Vendors under the Warranties or (to the extent so provided) the Taxation Covenant shall be subject to the provisions for the protection of the Vendors which are set out in schedules 4 (Vendor Protections) and schedule 5 (Trustee Protections).

11.9 Subject to schedules 4 and 5 in the event that any amount payable as a result of a breach of the Warranties or under the Taxation Covenant is taxable ((including but not by way of limitation by any deduction or withholding in respect of Taxation which any Vendor is required to make) then the amount so payable shall be grossed up to such an amount as will ensure that after the relevant taxation has been paid, deducted or withheld there shall be left a sum equal to the amount that would otherwise have been received and retained if the payment of the relevant amount had not been so taxable provided that, if the payment is initially made on the basis that it is not taxable on the recipient and subsequently it is determined that it is, such adjustment shall be made as appropriate in order to restore the after Taxation position of the recipient to that which it would have been in had the payment been made on the correct basis initially.

11.10 The Purchaser agrees that save as otherwise provided in clauses 11.11 to
      11.16 below and save in the case of any claim under this Agreement which arises as a result of fraud or willful non-disclosure on the part of the Vendors the Consideration and each part of it shall be paid or satisfied by the Purchaser without deduction, withholding or set off (whether by counterclaim or otherwise).

11.11 For the purposes of clauses 11.12 to 11.16 below a claim shall be regarded as having been "settled" if either:

    11.11.1 it has been admitted or agreed by the Vendors; or

    11.11.2 has been awarded or adjudicated as being payable or due by the Vendors by a court of competent jurisdiction from which there is no appeal or where the Vendors' right to appeal has expired;

      and shall include any costs which may be so admitted, agreed or awarded in favour of the Purchaser.

11.12 If, prior to the date when any part of the Consideration remains to be paid or satisfied by the Purchaser (but subject to the provisions of part 2 of schedule 2, and schedules 4 and 5 ("Limitations")) the Purchaser shall have notified the Vendors of a claim under the Tax Covenant or the Warranties or otherwise under this Agreement (a "Claim") then the following clauses 11.13 to 11.16 (inclusive) shall apply:

11.13 If a Claim has been or is settled (and has not been withdrawn or set off by any previous application of this clause) the Purchaser shall be entitled to deduct from the Consideration the amount of the Claim which has been settled in the following order (or such order as the Vendors may elect by notice in writing to the Purchaser) ("Relevant Order"):

    11.13.1 firstly from any part of the Additional Consideration which is to be satisfied by the issue by the Purchaser of Consideration Shares;

    11.13.2 secondly from any part of the Additional Consideration which is to be paid or satisfied by the issue of Loan Notes to the Vendors;

    11.13.3 thirdly from any amount otherwise due from the Purchaser in respect of outstanding payments due under Loan Notes which are in issue;

      and the principal amount of the Loan Notes shall be permanently reduced by any amount deducted pursuant to clause 11.13.2 or 11.13.3.

11.14 Subject to the Limitations to the extent that any Claim shall not have been settled then on receipt of a letter from the Purchaser's Solicitors informing the Vendors that the Purchaser has received an opinion of senior counsel of at least 10 years standing practicing in the area which is the subject of the Claim instructed by the Purchaser (or its solicitors) (in reasonable detail) at the Purchaser's cost to the effect that the Claim has a reasonable prospect of success then the amount which is claimed by the Purchaser or if less the amount in respect of which counsel (so instructed) shall advise as being the amount in respect of which there is a reasonable prospect of success ("Retention Amount") shall be subject to the provisions of clause 11.15.

11.15 If clause 11.14 applies at any time when any part of the Consideration remains outstanding or unsatisfied then the Purchaser shall be entitled to withhold the Retention Amount from the Consideration (in the Relevant Order) provided that prior to the date upon which such Consideration was or is due to be paid or satisfied it places an amount equal to the Retention Amount not exceeding the maximum amount of Loan Notes which remains unpaid or unissued into the Retention Account to be held by the Purchaser's Solicitors and the Vendors' Solicitors (jointly) subject to clause 11.16 and otherwise upon the terms of the Retention Account Agreement.

11.16 The Vendors and the Purchaser hereby irrevocably instruct the Purchaser's Solicitors and the Vendors' Solicitors to hold any sums paid into the Retention Account until the Claim or Claims to which the sums relate have been settled (or have been or is withdrawn) and to release the appropriate amount (together with all interest accrued thereon) to the Vendors or the Purchaser within 10 business days thereafter ("Release Date") as appropriate Provided That if the Retention Amount or any part of it which is to be paid to the Vendors ("Vendors Amount") has been withheld or deducted by the Purchaser from the Consideration by a reduction in the amount of any Loan Notes which would otherwise have been issued to the Vendors then, if requested by the Vendors by notice in writing prior to the Release Date, the Purchaser shall issue Loan Notes on the Release Date (or, if later, the date on which such Loan Notes would have been issued under this Agreement) to the Vendors in respect of such amount. Upon the issue of such Loan Notes that part of the Vendors Amount represented by such Loan Notes shall be paid to the Purchaser. The balance of the Vendors Amount (if any) and any accrued interest on the Vendors Amount shall be paid to the Vendors. The Purchaser shall, in addition, pay to the Vendors in cash such sum as is equal to the amount by which the interest accrued on the Vendors Amount whilst on the Retention Account is less than the interest which would have accrued had Loan Notes in respect of it been issued to the Vendors.

11.17 For itself and on behalf of the Company the Purchaser hereby acknowledges that in respect of any claim where the Vendors are liable to the Purchaser under the Warranties and which also gives rise to a liability under the Tax Covenant the Vendors will not be obliged to meet any such liability more than once so that a recovery by the Purchaser in respect of such claim under the Warranties will be deemed (to the extent only of the amount recovered thereunder) to be a recovery by the Company under the Tax Covenant and a recovery by the Company under the Tax Covenant in respect of such claim will be deemed (to the extent only of the amount recovered thereunder) to be a recovery by the Purchaser under the Warranties.

12.   REVERSE WARRANTY

      The Purchaser hereby undertakes to and covenants with the Vendors that, as at the date hereof neither it nor any of its officers have any knowledge of any fact, circumstance or matter which would render any of the Warranties inaccurate or untrue.

13.   RESTRICTIVE COVENANTS

13.1 For the purpose of assuring to the Purchaser the full benefit of the Companies and in consideration of the agreement of the Purchaser to buy the Shares on the terms of this Agreement, each of the Shareholders severally undertakes to the Purchaser (both for itself and as trustee for the Companies) that without the written consent of the Purchaser such Shareholder shall not, whether directly or indirectly and whether alone or in conjunction with, or on behalf of any other person and whether as partner, shareholder, director, manager, consultant, agent or employee or in any other capacity whatsoever in relation to each Company:

    13.1.1 for a period of two years immediately following the Completion
            Date, canvass or solicit orders or facilitate the canvassing of or the soliciting of orders from any person who at any time during the 12 months immediately preceding the Completion Date was a customer or client of the Company where the orders are for goods or services which are competitive with those supplied by the Company at any time during the 12 months immediately preceding the Completion Date;

     13.1.2 for a period of two years immediately following the Completion
            Date, accept the custom of any person who at any time during the 12 months immediately preceding the Completion Date was a customer or client of the Company where the custom involves the supply of goods or services which are competitive with those supplied by the Company at any time during the 12 months immediately preceding the Completion Date;

     13.1.3 for a period of two years immediately following the Completion
            Date, canvass, solicit or entice away from the Company any supplier to the Company who had supplied goods and/or services to the Company at any time during the 12 months immediately preceding the Completion Date if such solicitation or enticement causes or would cause such supplier to cease supplying, or materially to reduce its supply of, those goods and/or services to the Company;

     13.1.4 for a period of two years immediately following the Completion Date work or be engaged or (save as the holder of shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognised investment exchange or other securities market and which confer not more than 5% of the votes which could be cast at a general meeting of the company concerned) be concerned or interested in or provide technical, commercial or professional advice to any trade or business which operates in the United Kingdom (or in any other jurisdiction in which the Company operates) and which supplies goods and/or services which are competitive with or of the type supplied by the Company at any time during the 12 months immediately preceding the Completion Date;

     13.1.5 for a period of two years immediately following the Completion Date, canvass, solicit or entice away from the Company or the Purchaser any person who was an employee of the Company, the Purchaser or any subsidiary of the Purchaser any time during the period of twelve months immediately preceding the Completion Date;

     13.1.6 at any time in connection with any business carried on by the Shareholders use the name or word "Voyager" or any colourable imitation thereof or any name or word similar to or likely to be confused therewith; or

     13.1.7 attempt, or knowingly assist or procure any other person, to do any of the foregoing things.

13.2 Each of the Shareholders undertakes with the Purchaser (both for itself and as trustee for the Companies) that:-

     13.2.1 he shall not divulge or communicate to any other person (other than to any officer or employee of the Company who needs that knowledge in the discharge of duties) Confidential Information; and

     13.2.2 he shall use all reasonable endeavours to prevent the publication or disclosure of any Confidential Information.

13.3 Each of the Shareholders acknowledges that each of the undertakings contained in clauses 13.1 and 13.3 is reasonable and for the proper protection of the business of the Company and further acknowledges that having regard to that fact those covenants do not work harshly on him.

13.4 The restrictions on the Shareholders contained in clause 13.3 shall not apply to any information which is or becomes generally available to the public on a non-confidential basis through no act or default on the part of any Vendor, or any third party or which they are required to disclose as a matter of law.

13.5  The restrictions contained in the preceding sub-clauses are:

     13.5.1 considered reasonable by the parties but in the event that any of them should be found to be void but would be valid if some part of such sub-clauses were deleted or the period or area of applicable reduced, such restrictions shall apply with such modification as may be necessary to make them valid and effective; and

     13.5.2 separate and severable and shall be enforceable accordingly.

13.6 Each of the parties agrees that the restrictions contained in this Clause 13 may be specifically enforced by preliminary and permanent injunction, it being acknowledged that a breach of any such restriction will cause injury to the Purchaser in respect of which damages will not provide an adequate remedy.

14.   INDEMNITY AND COVENANT

14.1 The Vendors jointly and severally covenant to pay to the Purchaser (by way of an adjustment to the Consideration) an amount equal to any and all liabilities, losses, costs, claims, interest and expenses suffered or incurred by the Company or the Purchaser as a result of the failure of the Company to register with the Data Protection Commissioner.

14.2 The Shareholders shall procure that prior to Completion or as soon as possible thereafter the Company shall pay any stamp duty which remains unpaid in respect of the transfer of the business known as LanSwitch to the Company and the filing of forms 88(2) and 88(3) in respect thereof.

15.   PURCHASER'S COVENANTS

15.1 The Purchaser agrees to use all reasonable endeavours to cause an opinion of Counsel or such other documents that may reasonably be required by the broker or transfer agents to be delivered as soon as practicable following such request in order for the Vendors to effect sales of Consideration Shares under Rule 144 (as defined in paragraph 15 of schedule 3) provided that such Consideration Shares are eligible for sale under Rule 144.

15.2 The Purchaser hereby covenants with the Vendors that it will use all reasonable endeavours to take all actions and timely make all filings that may be required to keep Rule 144 available to the Vendors should they elect to dispose of the Consideration Shares.

15.3 The Purchaser shall procure that, unless otherwise requested by the Vendors, all of the Loan Notes are guaranteed by a UK clearing bank in the terms of the Bank Guarantee.

16.   ANNOUNCEMENTS

      Save as (but only to the extent) expressly required by law or by a recognised investment exchange (including without limitation NASDAQ National Market) or by any relevant national or supra-national regulatory, governmental or quasi-governmental authority (and then only after consultation with the Shareholders if practicable), all announcements or circulars by, of or on behalf of, the Parties hereto (or any of them) and relating to the sale and purchase hereunder shall be in terms to be agreed between the Shareholders and the Purchaser in advance of issue (such consent not to be unreasonably withheld or delayed).

17.   ASSIGNMENT

      None of the Parties shall be entitled to assign the benefit of any rights under this Agreement save that the Purchaser shall be entitled to assign the benefit of this Agreement on the transfer of all the Shares to any group company of the Purchaser.

18.   GENERAL

      The Warranties and all other provisions of this Agreement in so far as the same shall not have been performed at Completion shall remain in full force and effect notwithstanding Completion.

19.   FURTHER ASSURANCE

19.1 At any time after the date thereof the Vendors shall at their own cost at the request and cost of the Purchaser execute such documents and do such acts and things as the Purchaser may reasonably require for the purpose of vesting the Shares in the Purchaser or its nominees and for obtaining for the Purchaser the full benefit intended to be conferred upon the Purchasers under this Agreement.

19.2 The Vendors undertake with the Purchaser that they will at any time during the period of 6 years after the date hereof provide, on request, all such information or documents relating to the business and affairs of the Company which is in their possession or under their control.

20.   ENTIRE AGREEMENT

      This Agreement, the Disclosure Letter, any documents in the agreed form and all agreements entered, or to be entered into pursuant to the terms of this Agreement or entered into between the parties in writing and expressly referring to this Agreement:

20.1 together constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and

20.2 (in relation to such subject matter) supersede all prior discussions, understandings and agreements between the parties and their agents (or any of them) and all prior representations and expressions of opinion by any party (or its agent) to any other party (or its agent).

      Each of the parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them in relation to the subject matter hereof, save for the Warranties, and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement (and the documents executed at the same time as it or referred to in it) save to the extent that they arise out of the fraud or fraudulent misrepresentation of any party.

21.   NOTICES

21.1 Any notice required to be given hereunder shall be in writing, in the English language and shall be served by sending the same by prepaid, first class post or facsimile or by delivering the same by hand to:-

     21.1.1 in the case of the Vendors their respective addresses shown in the Agreement or any other address(es) notified to the Purchaser in accordance with this clause;

     21.1.2 in the case of the Purchaser its registered office for the time being.

      Notwithstanding the foregoing, any notice given to the Purchaser shall simultaneously be sent to:

      RSL Communications N. America Inc.
      810 Seventh Avenue, 39th Floor
      New York
      NY 10019
      Attention: Corporate Counsel

21.2 Any notice sent by post as provided in this clause 21 shall, in the absence of evidence of earlier receipt, be deemed to have been served 48 hours after despatch and any notice sent by facsimile as provided in this clause 21 shall, in the absence of evidence of earlier receipt, be deemed to have been served 1 hour after the time of despatch and in proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was properly stamped, addressed and placed in the post and in the case of a facsimile transmission that such facsimile transmission was duly despatched to a current fax number of the addressee.

22.   ILLEGALITY

      Each provision of this Agreement is severable and distinct from the others. If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

23.   LAW AND JURISDICTION

23.1 This Agreement shall be governed by and construed in all respects in accordance with English Law.

23.2 In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("proceedings") the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts and waive any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

23.3 The Trustees hereby unconditionally and irrevocably appoint the Vendors' Solicitors to act as their agents for the service of all process upon the Trustees in England and Wales.

23.4 Nothing herein contained shall affect the right of the Purchaser to serve process against the Vendors (or any of them) in any other manner permitted by law.

24.   COSTS

24.1 Subject to clause 24.2, each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

24.2 The Parties agree that the fees and expenses incurred by the Purchaser in securing of bank guarantees in respect of the Loan Notes, shall be borne by the Vendors.

25.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

26.   RELEASES

      Any liability to the Purchaser under this Agreement may in whole or in part be released compounded or compromised or time or indulgence given by the Purchaser in its absolute discretion as regards any of the Vendors without in any way prejudicing or affecting the rights of the Purchaser against any other Vendor in respect of the same or a like liability whether joint and several or otherwise.

27.   WAIVERS AND REMEDIES

27.1 No failure or delay by any party hereto in exercising any right, power or privilege under this Agreement shall impair such right, power or privilege or be construed as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

27.2 The rights and remedies of the Vendors and the Purchaser herein provided are cumulative and not exclusive of any rights and remedies provided by law.

28.   THIRD PARTY RIGHTS

28.1 The Warranties and other obligations and liabilities of the Vendors shall be for the benefit of, and may be enforced by, the Purchaser and any person to whom it may have assigned the benefit of this Agreement in accordance with clause 17.

28.2 It is the intention of the parties that, subject to clause 28.1, no term of this Agreement may be enforced by any person who is not a party to this Agreement (a "third party") notwithstanding that any such term of this Agreement may purport to confer, or may be construed as conferring, any benefit on such third party and irrespective of whether such third party is identified in this Agreement. Subject as aforesaid, the Contracts (Rights of Third Parties) Act 1999 shall not apply to any provisions of this Agreement.

EXECUTED by the parties as a Deed on the day and year first appearing above

SCHEDULE 1

Part 1A

Information concerning Voyager Networks Limited

A.      Voyager Networks Limited

1.      Registered number:              2780598
2.      Date of Incorporation:          18 January 1993
3.      Registered Office:              Wellesbourne House, Walton Road,
                                        Wellesbourne, Warwickshire, CV35 9JB
4.      Authorised share capital:       150,000 ordinary shares of(pound)1 each
5.      Issued share capital:           150,000 ordinary shares of(pound)1 each
6.      Shareholders:                   The issued share capital is legally held
                                        as detailed in column (2) of part 2 of
                                        schedule 1
7.      Directors:                      J B Shaw, N P Williams, C L Windley and
                                        P Howells
8.      Secretary:                      J B Shaw
9.      Auditors:                       Deloitte & Touche, 10-12 East Parade,
                                        Leeds, LS1 2AJ
10.     Accounting Reference Date:      30 June
11.     Charges:                        1.   All monies legal charge dated
                                             05.11.99 over land over property at
                                             Warwick Science Park and other
                                             assets in favour of Northern Rock
                                             Plc;
                                        2.   All monies mortgage debenture over
                                             land and property at Warwick
                                             Science Park and other assets in
                                             favour of Northern Rock Plc;
                                        3.   All monies mortgage debenture dated
                                             20.04.99 constituting a specific
                                             equitable charge over freehold and
                                             leasehold property and other assets
                                             in favour of National Westminster
                                             Bank Plc;
                                        4.   A deposit agreement dated 28.9.99
                                             in respect of the sum of
                                             (pound)10,772 in favour of Legal
                                             and General Assurance Society
                                             Limited;
                                        5.   A Rent Deposit Deed dated 27.9.96
                                             in respect of the sum of
                                             (pound)22,500 in favour of ATS
                                             Technirent Limited.
12.     VAT Number:                     585249701

Part 1B

Information concerning Voyager Internet Limited

B.      Voyager Internet Limited

1.      Registered number:             03310095
2.      Date of Incorporation:         30 January 1997
3.      Registered Office:             Wellesbourne House, Walton Road,
                                       Wellesbourne, Warwickshire, CV35 9JB
4.      Authorised share capital:      (pound)1,000 divided into 1,000 ordinary
                                       shares of(pound)1.00 each
5.      Issued share capital:          3 ordinary shares of(pound)1.00 each
6.      Shareholders:                  The Trustees
7.      Directors:                     J B Shaw, N P Williams, C L Windley and
                                       P Howells
8.      Secretary:                     J B Shaw
9.      Auditors:                      Deloitte & Touche, 10-12 East Parade,
                                       Leeds, LS1 2AJ
10.     Accounting Reference Date:     30 June
11.     Charges:                       Debenture in favour of LanSwitch Limited;
                                       Fixed and Floating charges over the
                                       undertakings and all property and assets
                                       present and future including goodwill,
                                       book debts, uncalled capital buildings
                                       fixtures fixed plant and machinery;
12.     VAT Number:                    688185381

                                     Part 2

        Details of the Vendors and their Shareholdings in the Companies

Name and Address               Shares in Voyager     Shares in Voyager
                               Networks Limited      Internet Limited

Jonathan Brian Shaw                      25,500                 None
Moor Lodge
Moor Road
Bramhope
Leeds
LS16 9HH

Christopher Leslie Windley               25,500                 None
Church Cottage
Wychnor
Burton on Trent
Staffs

DE13 8BY

Nigel Philip Williams                    25,500                 None
40 Cambridge Road
Clevedon
N Somerset

BS21 7DW

Walbrook (Isle of Man) Limited           24,500                    1
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr J B Shaw
Settlement established
pursuant to a settlement
dated 27 June 1996

Walbrook (Isle of Man) Limited           24,500                    1
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr C L Windley
Settlement established
pursuant to a settlement
dated 27 June 1996

Walbrook (Isle of Man) Limited           24,500                    1
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr N P Williams
Settlement established
pursuant to a settlement
dated 27 June 1996

                                    Part 3 A

                         VNL Provisional Consideration

(1)                                             (2)                  (3)             (4)
Name and Address                           Value of             Value of        Relevant
                                      Consideration  Loan Notes((pound))    Proportion %
                                   Shares ((pound))
Jonathan Brian Shaw                          67,039        1,718,516                17
Moor Lodge
Moor Road
Bramhope
Leeds
LS16 9HH

Christopher Leslie Windley                   67,039        1,718,516                17
Church Cottage
Wychnor
Burton on Trent
Staffs
DE13 8BY

Nigel Philip Williams                        67,039        1,718,516                17
40 Cambridge Road
Clevedon
N Somerset
BS21 7DW

Walbrook (Isle of Man) Limited            1,715,534              Nil  16.333(recurring)
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr J B Shaw Settlement
established pursuant to a
settlement dated 27 June 1996

Walbrook (Isle of Man) Limited            1,715,534              Nil  16.333(recurring)
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr C L Windley
Settlement established pursuant
to a settlement dated 27 June
1996
Walbrook (Isle of Man) Limited            1,715,534              Nil  16.333(recurring)
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr N P Williams
Settlement established pursuant
to a settlement dated 27 June
1996
TOTAL                                     5,347,719        5,155,548

                                    Part 3 B

                         VIL Provisional Consideration


(1)                                             (2)                  (3)             (4)
Name and Address                           Value of             Value of        Relevant
                                      Consideration  Loan Notes((pound))    Proportion %
                                   Shares ((pound))
Walbrook (Isle of Man) Limited            4,010,789            3,866,662       One Third
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr J B Shaw Settlement
established pursuant to a
settlement dated 27 June 1996

Walbrook (Isle of Man) Limited            4,010,789            3,866,662       One Third
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr C L Windley Settlement
established pursuant to a
settlement dated 27 June 1996

Walbrook (Isle of Man) Limited            4,010,789            3,866,662       One Third
PO Box 250 Grosvenor House
66/67 Atholl Street
Douglas
Isle of Man
IM99 1XJ

Re:  The Mr N P Williams Settlement
established pursuant to a
settlement dated 27 June 1996

TOTAL                                    12,032,367           11,599,986

                                   SCHEDULE 2

                                    Taxation

                                Part 1 - General

1.    INTERPRETATION

1.1   In this schedule (unless the context otherwise requires):

      "Accounts Relief"              means any Relief which is shown as an
                                     asset in the Accounts or the
                                     Completion Accounts or is taken into
                                     account in computing (and so reducing
                                     or eliminating) any provision for
                                     current Taxation which appears, or
                                     which but for the presumed
                                     availability of the Relief would have
                                     appeared, in the Accounts or the
                                     Completion Accounts;

      "Actual Taxation Liability" means a liability of the Company to make an actual payment of Taxation whether or not such Taxation is also or alternatively or primarily chargeable against or attributable to any other person;

      "Auditors"                     means the auditors of the Company for
                                     the time being;

      "CAA"                          means the Capital Allowances Act 1990;

      "Claims" means any assessment, notice, demand or other document issued or action taken by or on behalf of any Taxation Authority or any form of return, computation or self-assessment required by law from which it appears that the Company is subject to, or will or might become subject to, any Taxation Liability or that a breach of any Taxation Warranty has occurred;

      "Deemed Taxation Liability"    means:

                                     (a)   the setting off of a
                                           Post-Completion Relief against
                                           an Actual Taxation Liability of
                                           the Company in respect of which
                                           the Vendors would have been
                                           liable under paragraph 1.1.1 of
                                           part 2 or (as the case may be)
                                           against income, profits or gains
                                           which would have given rise to
                                           such an Actual Taxation
                                           Liability (a "Set Off
                                           Liability") , in which event the
                                           amount of the Set Off Liability
                                           shall be, in the former case,
                                           the amount of the Actual
                                           Taxation Liability eliminated by
                                           such setting off and, in the
                                           latter case, the amount of the
                                           Actual Taxation Liability of the
                                           Company which would have arisen
                                           but for such setting off;

                                     (b)   the unavailability of an Accounts
                                           Relief in consequence of an Event
                                           occurring on or before Completion in
                                           which event the amount of the Deemed
                                           Taxation Liability shall be:

                                           (i) where the Accounts Relief which
                                               is unavailable is a deduction
                                               from or set-off against either
                                               Taxation or income, profits or
                                               gains (an "Unavailable Relief
                                               Liability"), the amount of the
                                               earliest Actual Taxation
                                               Liability of the Company to arise
                                               which would not have arisen or
                                               could have been avoided but for
                                               such unavailability; and

                                          (ii) where the Accounts Relief which
                                               is unavailable is a right to a
                                               repayment of Taxation (an
                                               "Unavailable Repayment
                                               Liability"), the amount of
                                               Taxation which would have been
                                               repaid but for such
                                               unavailability;

      "Event"                        means any event, occurrence,
                                     transaction, or act whatsoever;

      "FA"                           means the Finance Act;

      "ICTA"                         means the Income and Corporation Taxes
                                     Act 1998;

      "IHTA"                         means the Inheritance Tax Act 1984;

      "Independent Expert"           means a member of the Chartered
                                     Institute of Taxation or the Institute
                                     of Chartered Accountants in England
                                     and Wales independent of the parties
                                     who has had a specialised Taxation
                                     practice for at least ten years and
                                     who shall be appointed by agreement
                                     between the relevant parties or
                                     (failing such agreement and upon the
                                     first application made by any such
                                     party) by the President of the
                                     Chartered Institute of Taxation or the
                                     Institute of Chartered Accountants in
                                     England and Wales;

      "Post-Completion Relief"       means any Relief to which the Company
                                     was not entitled before Completion and
                                     which arises as a result of an Event
                                     occurring or deemed to occur after
                                     Completion and not as a result of any
                                     Event occurring or deemed to occur on
                                     or before Completion (but shall not
                                     include any Relief referred to in
                                     paragraph 3.2);

      "Relief" means any loss, allowance, exemption, set-off, deduction, credit or other relief from any Taxation or in the computation of income, profits or gains for the purpose of any Taxation and any right to a repayment of Taxation;

      "Taxation"                    means:

                                     (a) any form of tax, and any levy, duty,
                                         impost, deduction, or withholding in
                                         the nature of tax whether governmental,
                                         statutory, state, provincial, local
                                         governmental or municipal whenever
                                         created or imposed and whether of the
                                         United Kingdom, part of the United
                                         Kingdom or elsewhere but not including
                                         uniform business rates, water rates,
                                         community charge, council tax or any
                                         tax, charge, rate or duty similar to,
                                         corresponding with, replacing or
                                         replaced by any of them; and

                                     (b) all charges, surcharges, interest,
                                         penalties and fines relating to any
                                         Taxation falling within paragraph (a)
                                         of this definition;

      "Taxation Authority"           means any authority or person, whether of
                                     the United Kingdom, part of the United
                                     Kingdom or elsewhere, competent to impose, assess or collect any Taxation Liability;

      "Taxation Liability"           means any Actual Taxation Liability, any
                                     Deemed Taxation Liability and any costs, fees and expenses falling within paragraph
                                     1.1.4 of part 2;

      "Tax Refund"                   means a tax refund relating to an
                                     accounting period within the
                                     meaning of section 102 FA 1989;

      "TCGA"                         means the Taxation of Chargeable
                                     Gains Act 1992;

      "Unavailability"               means, in relation to an amount of
                                     a Relief, the reduction,
                                     modification, claw-back,
                                     counteraction, disallowance or
                                     cancellation of or failure to
                                     obtain that amount of that Relief
                                     but does not include the set-off of
                                     any Relief against Taxation or any
                                     income, profits or gains and
                                     "unavailable" shall be construed
                                     accordingly; and

      "Vendors' Relief"              means any Relief which is or
                                     becomes available to the Company,
                                     other than an Accounts Relief or a
                                     Post-Completion Relief;

1.2   In this schedule (unless the context otherwise requires):

      1.2.1 references to persons include an individual, corporation, partnership, unincorporated association, or body of persons and any state or any agency thereof;

      1.2.2 references to parts are references to parts of this schedule and reference in any part to a paragraph shall, unless otherwise stated, be to the paragraph of that part.

      1.2.3 reference to income profits or gains earned accrued or received or a supply made on or before a particular date or in respect of a particular period shall include income profits or gains or a supply which have been deemed or treated by any applicable law to have been earned accrued or received or made at or before that date or in respect of that period for the purposes of any Taxation.

      1.2.4 this schedule shall be binding on the Vendors and their respective successors assigns and personal representatives.

      1.2.5 references to statutory provisions shall be construed as references to those provisions as respectively replaced amended consolidated or re-enacted or as their operation is modified by other provisions (whether before or after the date hereof) and shall include (whether with or without modification) provided that no liability of the Warrantors under the provisions of this Deed shall be increased or shall arise by reason of any such amendment re-enactment modification or consolidation after the date hereof.

2.    EXCLUSIONS AND LIMITATIONS

2.1 The Vendors shall not be liable for breach of any Tax Warranty in respect of any Taxation Liability (or where the loss, liability or damage arising in consequence of a breach of any Tax Warranty is any Taxation Liability) or under the Tax Covenant contained in part 2 in respect of any Taxation Liability to the extent that:

      2.1.1 any provision, allowance or reserve for it is made in the Accounts or any provision, allowance or reserve for it is made in the Completion Accounts but only to the extent to which it has increased the Net Liabilities;

      2.1.2 it is a liability of the Company to account for advance corporation tax which the Company is entitled to utilise by way of set-off against its overall liability to corporation tax in respect of the accounting period current at Completion or any earlier accounting period;

      2.1.3 it is a liability for breach of any Tax Warranty only to the extent that it is fairly disclosed or expressed to be so disclosed in the Disclosure Letter;

      2.1.4 it arises in consequence of, or would have been reduced or eliminated but for:

            (a) any act or omission of the Company after Completion otherwise than in the ordinary course of the business of the Company and otherwise than pursuant to a legally binding obligation of the Company in existence at Completion;

            (b) the combined effect of any Event occurring before Completion and any Event occurring after Completion;

            (c) the Company paying an unusual or abnormal dividend after Completion;

            (d) the Company ceasing to carry on any trade or business after Completion or effecting a major change after Completion in the nature or conduct of any trade or businesses carried on by it, the Company changing the date to which it makes up its accounts or changing any of its accounting policies, bases or practices (including, without limitation, the treatment of timing differences and the bases on which the Company values its assets) other than as necessary to comply with GAAP in either case after Completion;

            (e) the Company disposing of any capital asset, or ceasing to be a member of a group for the purposes of any Taxation, after Completion;

            (f) the failure by the Company after Completion to make any claim, election , surrender or disclaimer or to give any notice or consent or to do any other thing, the making, giving or doing of which was permitted by law and which is taken in account:

                  (i) in computing and so reducing any provision which appears in the Accounts or the Completion Accounts (or eliminating any provision which would otherwise have appeared in the Accounts or the Completion Accounts); or

                  (ii) in computing any right to repayment of Taxation which appears in the Accounts or the Completion Accounts;

                  where the Purchaser was aware or ought reasonably to have been aware that it was so taken into account or the withdrawal or amendment by the Company after Completion of any such claim, election, surrender, disclaimer, notice or consent made by the Company prior to Completion;

            (g) any claim, election , surrender, disclaimer, notice or consent made by the Company after Completion in respect of an accounting period (or part of an accounting period) on or before Completion, the making or doing of which was not taken into account:

                  (i) in computing and so reducing any provision which appears in the Accounts or the Completion Accounts (or eliminating any provision which would otherwise have appeared in the Accounts or the Completion Accounts); or

                  (ii) in computing any right to repayment of Taxation which appears in the Accounts or the Completion Accounts.

            (h) any failure by the Purchaser or the Company to comply with its obligations under paragraph 6 ("Appeals and conduct of claims") or paragraph 8 ("Taxation Computations");

            (i) any legislation or any change in the rate of any Taxation or any imposition of Taxation or change in the practice of, or concession operated by, any Taxation Authority or change in interpretation of law in each case coming into effect after Completion;

            (j) the rate or average rate of any Taxation for any period which is applicable to the Company increasing as a result of the sale and purchase of the Company under the Agreement, including the Company ceasing to be subject to corporation tax at the small companies' rate (or qualifying for relief under section 13(2) ICTA) and becoming subject to corporation tax at the rate applicable to companies generally;

            (k) the Purchaser has recovered damages or any other amount under this Agreement (whether for breach of Warranty, under this schedule or otherwise) in respect of the same loss, liability, damage or Event or the Purchaser or the Company have otherwise obtained reimbursement or restitution from the Vendors.

3.    OVER-PROVISIONS AND RELIEFS

3.1 The Purchaser shall at the request of the Vendors require the Auditors to determine (as experts and not as arbitrators and at the expense of the Vendors) whether:

      3.1.1 any provision for Taxation in the Accounts or the Completion Accounts has proved to be an over-provision and if so its amount;

      3.1.2 any right to a repayment of Taxation treated as an asset in the Accounts or the Completion Accounts has proved to be understated and if so its amount or, where no right to repayment of Taxation was treated as an asset in the Accounts or the Completion Accounts, whether any such amount should have been treated as an asset in the Accounts or the Completion Accounts and if so the amount; or

      3.1.3 any Actual Taxation Liability which arises or would otherwise have arisen (other than one which would otherwise have given rise to a corresponding liability of the Vendors under paragraph 1 of the Tax Covenant) is avoided or reduced or any repayment of an amount of Taxation is obtained in either case by the use of a Vendors' Relief, and, if so, the amount of Taxation so saved or the amount of that repayment; and

      if the Auditors determine that there has proved to be any such over-provision, understatement or amount, the amount of such over-provision, understatement or amount (as the case may be) shall be dealt with in accordance with paragraph 3.3.

3.2 The Purchaser shall at the request of the Vendors require the Auditors to determine (as experts and not as arbitrators and at the expense of the Vendors) whether any Taxation Liability (or the Event giving rise to such Taxation Liability or the discharge of it) which has resulted in any sum having been paid or becoming payable by the Vendors under the Taxation Covenant or for breach of any Taxation Warranty, has given rise to a Relief which would not otherwise have arisen, and whether:

      3.2.1 a liability of the Company to make an actual payment or increased payment of Taxation has been or can be satisfied or avoided in whole or in part by the use of that Relief; or

      3.2.2 a right to a repayment of Taxation has or can be arisen as a result of the use of that Relief;

      (on the basis that the Company shall be deemed to have used such Relief, to the extent permitted by law, before any other Relief available to the Company) and, if the Auditors so determine, the amount by which that liability has or could have been satisfied or avoided or an amount equal to the amount of that repayment (as the case may be) shall be dealt with in accordance with paragraph 3.3.

3.3 Where it is provided under paragraphs 3.1 or 3.2 that any amount is to be dealt with in accordance with this paragraph 3.3:

      3.3.1 the amount shall first be set off against any payment then due from the Vendors under the Tax Covenant or for breach of any Taxation Warranty;

      3.3.2 to the extent there is an excess, a refund shall be made to the Vendors of any previous payment made by the Vendors under the Tax Covenant or for breach of any Taxation Warranty and not previously refunded under this clause up to the amount of such excess; and

      3.3.3 to the extent that the excess referred to in paragraph 3.3.2 is not exhausted thereunder, the remainder of that excess shall be carried forward and set off against any future payment which becomes due from the Vendors under the Tax Covenant or for breach of any Taxation Warranty.

3.4 Where such determination by the Auditors as is mentioned in paragraph 3.1 or 3.2 has been made, the Vendors or the Purchaser may within 14 days following notification of such determination request the Auditors to review such determination (at the expense of the person making the request) in the light of all relevant circumstances, including any facts which have become known only since such determination, and to determine whether such determination remains correct or whether, in the light of those circumstances the amount that was the subject of such determination should be amended.

3.5 If the Auditors determine under paragraph 3.4 that an amount previously determined should be amended, that amended amount shall be substituted for the purposes of paragraph 3.1 and 3.2, as the case may be, in place of the amount originally determined and such adjusting payment (if any) as may be required by virtue of such substitution shall forthwith be made by the Vendors to the Purchaser or, as the case may be, by the Purchaser to the Vendors.

3.6 The Vendors shall pay all the Auditors', Purchaser's and the Company's reasonable costs relating to any actions under this Clause 3.

4.    THIRD PARTY RECOVERY

4.1 Subject to paragraph 6 if the Vendors have made a payment to the Purchaser in respect of any claim under the Tax Covenant or under or in respect of the Tax Warranties and the Company is entitled to recover from any third party (including any Taxation Authority but excluding each Vendor, the Purchaser and any officer or employee of the Purchaser or the Company) any sum in consequence of any Event to which the payment made by, or liability of the Vendors relates, the Purchaser shall and shall procure that the Company shall, if so required by the Vendors and if the Vendors shall indemnify the Purchaser against all reasonable costs and expenses properly incurred by the Purchaser or the Company (subject to paragraph 5), use all reasonable endeavours to effect such recovery.

4.2 The Purchaser covenants with the Vendors to pay to the Vendors an amount equal to the lessor of (a) any sum so recovered under paragraph 4.1 (including any interest or repayment supplement) which the Company actually recovers (whether or not pursuant to any action requested pursuant to this Agreement) less any costs, fees or expenses incurred by the Purchaser or the Company in respect of the matter in question and less any Taxation paid or payable in respect of such recovery and (b) the amount paid by the Vendors to the Purchaser under the Tax Covenant or the Taxation Warranties in respect of any relevant claim less the amount previously repaid to the Vendors under any provision of this Agreement, 5 business days after recovering such sums.

5.    GROSS UP AND DEDUCTIONS

5.1 All sums payable by the Vendors under this schedule shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

5.2 If any deductions or withholdings are required by law to be made from any payment under this Schedule (except a payment of interest under Clause 2.2 of part 2 to this schedule), the Vendors shall pay to the Purchaser such sum as will, after the deduction or withholding has been made, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

5.3 If any amount paid or due to the Purchaser under this schedule results in an Actual Taxation Liability of the Purchaser (ignoring the availability of any Relief) the Vendors covenant with the Purchaser to pay the Purchaser such further sum as will ensure that the net amount received and retained by the Purchaser after such Actual Tax Liability is taken into account shall equal the full amount which would have been received and retained by the Purchaser in the absence of such Actual Taxation Liability.

6.    APPEALS AND CONDUCT OF CLAIMS

6.1 If the Purchaser or the Company after Completion shall become aware of any Claim the Purchaser shall, or shall procure that the Company shall, give written notice of the Claim to the Vendors as soon as is reasonably practicable and in any event at least 14 days prior to the expiry of any time limit for appeal or response to any such Claim. Such written notice shall include an estimate of the Vendors' liability under this schedule in respect of such Claim, the basis of calculation of that estimate and such details of the Claim as are then available to the Purchaser or the Company.

6.2 The Purchaser shall, and shall procure that the Company shall, take such action to appeal, protest against, mitigate, reduce, avoid, dispute, resist or compromise the Claim and make available such documents, information and assistance in connection with the Claim as the Vendors may by written notice reasonably request provided the Vendors shall indemnify the Purchaser and the Company against all reasonable costs and expenses which the Purchaser or the Company incurs as a result of taking such action or providing such information and assistance.

6.3 The Vendors may elect to have any action referred to in paragraph 6.2 conducted by professional advisers acting in the name of the Company but reporting to the Vendors in which event the provisions of paragraph 6.4 shall apply.

6.4   The Vendors hereby undertake to the Purchaser to:

      6.4.1 keep the Purchaser informed of all matters relating to the action and deliver to the Purchaser copies of all material correspondence relating to the action;

      6.4.2 obtain the prior written approval of the Purchaser (not to be unreasonably withheld or delayed) to the content and sending of written communications relating to the action to a Taxation Authority; and

      6.4.3 obtain the prior written approval of the Purchaser (not to be unreasonably withheld or delayed) to:

            (a) the settlement or compromise of the Claim which is the subject of the action; and

            (b) the agreement of any matter in the conduct of the action which is likely to affect the amount of the Claim.

6.5 The Purchaser shall not be obliged to procure that the Company take any action under this paragraph which involves contesting any matter beyond the first appellate body (excluding the Taxation Authority which has or shall have made the Claim in question and the General and Special Commissioners) unless the Vendors furnish the Purchaser with the written opinion of Counsel of at least five years call who is experienced in the subject matter of the Claim to the effect that an appeal in respect of the matter in question has a reasonable prospect of being won.

6.6 If at any time the Vendors have not exercised the election referred to in paragraph 6.3 but request that the Purchaser take, or procure that the Company take, any action referred to in paragraph 6.2, the provisions of paragraph 6.4 shall apply as if references to "the Vendors" are references to "the Purchaser" and reference to "the Purchaser" are references to "the Vendors".

7.    DISPUTES

7.1 In the event of any dispute under any or all of paragraphs 3, 4, 5, 6, or 8 of this schedule, such dispute shall if the parties so agree be determined by the Independent Expert (acting as expert and not as arbitrator) and in the absence of manifest error his determination shall be conclusive and binding on the parties. The proper charges and disbursements of the Independent Expert shall be paid and borne on each occasion by the parties concerned in such proportions as the Independent Expert may in his absolute discretion consider fair and reasonable.

7.2 If either party is dissatisfied with any determination of the Auditors, the matter shall be referred to the Independent Expert for determination in accordance with the provisions of paragraph 8.1.

8.    TAXATION COMPUTATIONS

8.1 Subject to complying with the provisions of paragraph 8.2 below, the Vendors or their duly authorised agents shall have the right, at the cost and expense of the Vendors, to prepare the corporation tax returns of the Company for all accounting periods ending on or prior to the Accounts Date to the extent that the same shall not have been prepared before the date hereof. The Vendors or their duly authorised agents shall have the right, at the cost and expense of the Vendor, to prepare all documentation and deal with all matters (including correspondence) relating to the corporation tax returns of the Company for all accounting periods ending on or prior to the Accounts Date.

8.2   The Vendors covenant with the Purchaser:

      8.2.1 to keep the Purchaser and its duly authorised agents and the Company informed of all material matters relating to the submission, negotiation and agreement of such corporation tax returns and computations;

      8.2.2 that no such computations or returns nor any material correspondence pertaining to the negotiations or agreement of such computations or returns shall be transmitted to any Taxation Authority without first being submitted to the Purchaser and the Company or their duly authorised agents for their comments and for the Purchaser's approval and shall only finally be submitted or transmitted on the receipt of the written approval of the Purchaser or its duly authorised agent, such approval not to be unreasonably withheld or delayed.

8.3 In the event that the provisions of paragraph 8.2 have been complied with by the Vendors the Purchaser shall procure that the Company shall cause the returns mentioned in paragraph 8.2 (and all claims, elections, disclaimers, surrenders and consents assumed to be made or given therein) to be authorised, signed and submitted to the appropriate Taxation Authority and generally do all such things as may be reasonably necessary to give effect to such returns, claims, elections, disclaimers, surrenders or consents.

8.4 The Purchaser shall (if requested in writing by the Vendors) procure that the Company promptly makes or gives such returns, claims, elections, disclaimers, surrenders and consents in relation to Taxation which it was assumed would be made or given in computing any provision which appears in the Accounts (or in eliminating any provision which would have so appeared) or which relate to any Vendors' Relief, and generally does all such things as may be necessary to give effect to such returns, claims, elections, surrenders or consents.

8.5 If at any time the Vendors have not exercised their right pursuant to paragraph 8.1, the provisions of paragraph 8.2 shall apply as if reference to "the Vendors" are references to "the Purchaser", as if references to "the Purchaser" are references to "the Vendors" and as if the words "and the Company" in paragraphs 8.2.1 and 8.2.2 were deleted.

8.6 The Purchaser shall procure that the Company keeps the Vendors fully informed of its Taxation affairs in respect of the accounting period of the Company current at Completion and shall promptly provide the Vendors with copies of all relevant documents and shall not submit any correspondence or submit or agree any return or computation for such period to any Taxation Authority without giving the Vendors a reasonable opportunity to make representations thereon and without the written consent of the Vendors (such consent not to be unreasonably withheld or delayed).

8.7 The Purchaser shall provide, and shall procure that the Company provides, the Vendors (at the expense of the Vendors) with such documents, information and assistance (including, without limitation, access to books, accounts, records and personnel) as the Vendors may reasonably require in connection with its conduct of the Company's Taxation affairs pursuant to this paragraph 8.

9.    PURCHASER'S COVENANT

9.1 The Purchaser covenants with the Vendors to pay to the Vendors an amount equal to any Actual Taxation Liability of the Vendors or of any company which is under the control of the Vendors at any time after Completion (and any costs and expenses reasonably incurred by the Vendors or that company in relation to such Actual Taxation Liability or in making any claim under this paragraph 9.1), where such Actual Taxation Liability:

      9.1.1 arises as a result of the failure by the Company to discharge after Completion an Actual Taxation Liability for which the Company is primarily liable and which is not within paragraph 1 of the Tax Covenant;

      9.1.2 arises as a result of the Company paying after Completion an abnormal amount by way of dividend (within the meaning of section 709(4) ICTA) in the circumstances specified in section 704C ICTA.

9.2 If the Purchaser becomes liable to make a payment under paragraph 9.1, the Purchaser shall pay such amount in cleared immediately available funds on or before the later of the date two business days before that Actual Taxation Liability is finally due and payable and the date two business days after the date of written demand on the Purchaser by the Vendors.

                                     Part 2

                               Taxation Covenant

1.    COVENANT BY THE VENDORS

1.1 Subject to the provisions of part 1 of this schedule and of schedules 4 and 5 (save as otherwise excluded), the Vendors hereby covenant with the Purchaser to pay to the Purchaser an amount equal to:

      1.1.1 any Actual Taxation Liability of the Companies arising as a result of:

            (a)   an Event occurring on or before Completion or

            (b) any income, profits or gains earned, accrued or received on or before or in respect of any period ended on or before the date of Completion on a supply of any goods or services made on or before Completion.

      1.1.2 any Deemed Taxation Liability;

      1.1.3 any Actual Taxation Liability in respect of inheritance tax which:

            (a) is at Completion a charge on, or gives rise to a power to sell, mortgage or charge, any of the shares or assets of the Companies; or

            (b) after Completion becomes a charge on, or gives rise to a power to sell, mortgage or charge, any of the shares or assets of the Companies being an Actual Taxation Liability arising as a result of the death of any person within seven years after a transfer of value (or a deemed transfer of value) if a charge on or power to sell, mortgage or charge any such shares or assets could, if the death had occurred immediately before Completion and the inheritance tax payable as a result thereof had not been paid, have existed at Completion; or

            (c) arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of the Companies; or

      1.1.4 any reasonable third party costs, fees and expenses reasonably incurred by the Purchaser or the Companies as a result of any Actual Taxation Liability within paragraph 1.1.1 or 1.1.3 or any Deemed Taxation Liability within paragraph 1.1.2 or in successfully taking any action under this part 2.

2.    PAYMENT

2.1 If the Vendors are or become liable to make a payment under this part 2 in respect of:

      2.1.1 an Actual Taxation Liability, the Vendors shall pay such amount on or before the date five business days after the date of written notice from the Purchaser to the Vendors of the amount which the Vendors are required to pay and requesting payment or, if later, the date two business days before the date on which the Actual Taxation Liability in question is due for payment;

      2.1.2 a Deemed Taxation Liability, the Vendors shall pay such amount five business days after the later of the date of written notice from the Purchaser to the Vendors of the amount which the Vendors are required to pay and requesting payment, and:

            (a) in the case of a Set Off Liability, the date on which the Actual Taxation Liability referred to in the definition of that term would otherwise have become due for payment;

            (b) in the case of an Unavailable Relief Liability, two business days before the date on which the Actual Taxation Liability referred to in the definition of that term is actually due for payment; or

            (c) in the case of an Unavailable Repayment Liability, the date on which the repayment of Taxation would have been made but for that unavailability; or

      2.1.3 any amount within paragraph 1.1.4 the Purchaser will notify the Vendors in writing of such amount specifying details of the services for which those costs, fees and expenses were incurred and the circumstances in which they were obtained and the Vendors shall pay such amount on or before the date five business days after the date of such notice.

2.2   Sums not paid by the Vendors on the dates specified in paragraphs 2.1 and
      2.2 shall bear interest at the Default Rate from the date following the specified date up to and including the day of actual payment of such sums.

                                     Part 3

                              Taxation Warranties

1.    POST ACCOUNTS DATE

1.1   Since the Accounts Date:

      1.1.1 no accounting period (as defined in section 12 ICTA) of the Company has ended as referred to in section 12(3) ICTA;

      1.1.2 the Company has not paid any Taxation after its due date for payment;

      1.1.3 the Company has not declared or paid any dividend or made any other distribution for the purposes of any Taxation.

2.    PROVISION FOR TAXATION IN ACCOUNTS AND RETURNS AND ADMINISTRATION

2.1 All necessary information, notices, computations and returns in respect of Taxation (all of which are accurate and none of which is disputed by any Taxation Authority which should have been or which are required to be submitted to any relevant Taxation Authority prior to the date hereof have been so submitted by the Company have been and there is no reason to suppose that any such computations and returns will not in due course be accepted by the Inland Revenue or other Taxation Authority.

2.2 The Company has properly operated the Pay As You Earn system deducting tax as required by law from all payments to or treated as made to employees and ex-employees of the Company and accounting to the Inland Revenue for all tax so deducted and all tax chargeable on benefits provided for employees of the Company.

2.3 The Company has paid all national insurance and graduated pension contributions for which it is liable and has kept proper books and records relating to the same.

2.4 The Company is a registered and taxable person for the purposes of and has complied with all requirements in respect of Value Added Tax and has maintained or obtained full complete up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof and has not been required by H. M. Customs and Excise to give security under such legislation and all Value Added Tax duties and other sums payable to H. M. Customs and Excise due and payable by the Company at the date hereof have been paid.

3.    COMPLIANCE

3.1 There is no dispute and there has not at any time in the last two years been any dispute between the Company and any Taxation Authority, the Company is not the subject of an investigation, audit or review by any Taxation Authority and as far as the Vendors are aware there are no facts which are likely to give rise to any such dispute, investigation, audit or review.

3.2 The Company is not and has not at any time within the two years prior to the date hereof been liable to pay any penalty, fine, surcharge, interest or similar amount in relation to Taxation and as far as the Vendors are aware there are no facts which are likely to cause it to become liable to pay any such penalty, fine, surcharge, interest or similar amount.

3.3 Within the last six years, the Company has duly and punctually complied with all its obligations to deduct Taxation from payments made by it and to account for such Taxation to any Taxation Authority.


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4.    CLOSE COMPANIES

4.1 The Company is not and has never been a close investment-holding company within the meaning of section 13A ICTA.

4.2   The Company has not at any time:

      4.2.1 made or agreed to make any loan or advance which loan or advance remains outstanding or effected or agreed to effect any transaction within section 419, 421 or 422 ICTA or since the Accounts Date released or written off or agreed to release or write off the whole or any part of any such loan or advance; or

      4.2.2 made a transfer of value within the provisions of section 94 IHTA; or 4.2.3 made or agreed to make any distribution within section 418 ICTA.

5.    DISTRIBUTION AND PAYMENTS

5.1 No distribution (within the meaning of sections 209 and 210 ICTA) has been made by the Company during the six years ended on the Accounts Date (except as provided in the Accounts).

5.2 The Company has not made or received any exempt distribution within the meaning of section 213 ICTA, and has at no time been a relevant company in relation to an exempt distribution for the purposes of that section or concerned in an exempt distribution for the purposes of section 214 ICTA.

5.3   The Company has not at any time received a capital distribution to which section 189 TCGA could apply.

5.4 The Company has not paid, and has not elected that any dividend it has paid or declared be treated as, a foreign income dividend as described in Chapter VA Part VI ICTA.

5.5   The Company has not on or after 6th April 1965:

      5.5.1 repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its share capital; or

      5.5.2 capitalised or agreed to capitalise in the form of shares or debentures, any profits or reserves of any class or description, or otherwise issued or agreed to issue share capital otherwise than for new consideration (as defined in section 254 ICTA).

6.    EMPLOYEE BENEFITS

6.1 The Disclosure Letter contains full details of all long-term incentive plans, share option schemes and profit sharing schemes established by the Company whether or not approved by the Inland Revenue under the provisions of schedule 9 ICTA and of all bonus or profit related pay schemes established by the Company.

6.2 The Company has not established a qualifying employee share ownership trust within the meaning of section 74 and schedule 5 FA 1989.

7.    GROUP TRANSACTIONS

7.1 The Company is not liable to make any payment for any Group Relief, a Tax Refund or advance corporation tax surrendered or to be surrendered to it and there are no amounts due or which may become due to the Company in respect of the surrender of any Group Relief, a Tax Refund or advance corporation tax. The Company is not liable to surrender any Group Relief, a Tax Refund or advance corporation tax under those provisions. There are no arrangements whereby the Company may become liable to repay any sums paid to it for the surrender of any Group Relief, a Tax Refund or advance corporation tax.

7.2   The Company has not within the last six years:


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

      7.2.1 acquired any capital asset from any company which at the time of the acquisition was a member of the same group of companies as defined in section 170 TCGA;

      7.2.2 joined in the making of any election pursuant to section 247 ICTA or paid any dividend without paying ("ACT") or made any payment without deduction of income tax in circumstances such that ACT ought to have been paid or income tax ought to have been deducted as mentioned in section 247(6) ICTA;

      7.2.3 been the subject of or otherwise involved in any agreements as are referred to in section 240(11) or 410 ICTA;

      7.2.4 acquired an asset as trading stock from a member of the same group where the asset did not form part of the trading stock of any trade carried on by the other member, as mentioned in section 173(1) TCGA, or disposed of an asset which formed part of the trading stock of any trade carried on by the Company to another member of the same group which acquired the asset otherwise than as trading stock of a trade carried on by the other member, as mentioned in section 173(2) TCGA; and

      7.2.5 been, and there are no circumstances by virtue of which the Company could be, assessed or charged to corporation tax by virtue of the provisions of section 178(9), 179(11), 190 or 191 TCGA and is not entitled to recover or liable to have recovered from it any sums pursuant to any of those sections.

8.    RESIDENCE AND OFFSHORE INTERESTS

8.1 The Company is and has at all times been resident in the United Kingdom for Tax purposes and is not and has not been treated as resident or as having a branch or permanent establishment in any other jurisdiction for any Taxation purpose (including under any double taxation treaty or agreement).

8.2 The Company is not liable for any Taxation as the agent or Tax representative of any other person or business and does not constitute a permanent establishment of any other person, business or enterprise for any Taxation purposes.

8.3 The Company does not and has at no time owned a beneficial interest in the capital of a company which is resident outside the United Kingdom and which would be a close company if it were resident in the United Kingdom, in circumstances such that a chargeable gain accruing to that other company could be appointed to the Company under section 13 TCGA.

9.    NON-ARM'S LENGTH TRANSACTIONS

9.1   There is no outstanding Inland Revenue charge (as defined in section 237
      IHTA) over any asset of the Company or over any of the Sale Shares and there are no circumstances in which such a charge could arise.

9.2 There are in existence no circumstances by virtue of which any such power as is mentioned in section 212 IHTA could be exercised in relation to any asset of the Company or to any of the Sale Shares or by virtue of which any such power could be exercised but for the provisions of section 204(6) IHTA.

9.3 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 IHTA.

9.4   The Company has not received any asset by way of gift as mentioned in section 282 TCGA.

9.5 No expenditure incurred by the Company on the acquisition of any shares is liable to be reduced under the provisions of section 125 TCGA.

9.6 The Company has not been a party to a transaction otherwise than at arms length during the last three years.


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

10.   VAT

10.1 The Company is duly registered for the purposes of VATA. Such registration is not subject to any conditions imposed by or agreed with the Commissioners of Customs and Excise. Within the last three years, the Company has complied in all respects with VATA and all orders, provisions, directions or other conditions made or imposed thereunder or under any other law relating to VAT.

10.2 The Company is not and has never been a member of a group for the purpose of section 43 VATA.

10.3 No direction has been issued to the Company or the representative member of any group of which it was a member under schedule 9A VATA and there are no circumstances in which such a direction could be issued.

10.4 The Company has not within the two years ending on the date of this Agreement been served with any penalty liability notice under section 64 VATA or any surcharge liability notice 59 VATA or been issued with any written warning under section 76(2) VATA.

10.5 Full details of all elections made by the Company or a relevant associate of it (within the meaning of paragraph 3, schedule 10 VATA) pursuant to paragraph 2, schedule 10 VATA are set out in the Disclosure Letter and there are no circumstances in which a supply relating to the grant of an interest in right over a licence to occupy any land or building or any part of any land or building comprised within such an election could be other than a taxable supply by virtue of paragraph 2(3AA), schedule 10 VATA or otherwise.

10.6 No asset of the Company is a capital item the input tax on which may be subject to adjustment in accordance with the provisions of Part XV of the Value Added Tax Regulations 1995.

10.7 The Company has not registered, and is not required to register, for VAT purposes (or for the purposes of any similar tax on added value or turnover) in any country other than the United Kingdom.

11.   STAMP DUTY AND STAMP DUTY RESERVE TAX

11.1 All documents which confer any right or title upon the Company to which the Company was a party as a purchaser, lessee or assignee and which attract stamp or transfer duty in the United Kingdom have been duly stamped.

11.2 The Company has not been party to any transaction whereby the Company is or could become liable to or to account for stamp duty reserve tax.


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

                                   SCHEDULE 3

                               General Warranties

1.    THE COMPANY AND THE VENDORS

1.1   Capacity

      Each Vendor has full power to enter into and perform this Agreement and this Agreement constitutes binding obligations on the Vendors in accordance with its terms.

1.2   Vendors' Bankruptcy

      None of the Vendors has ever:-

      1.1.1 been the subject of any order under the Company Directors Disqualification Act 1986;

      1.1.2 been adjudged bankrupt;

      1.2.3 been the subject of a petition for a bankruptcy order duly presented to the Court;

      1.2.4 entered into a voluntary arrangement (within the meaning given in section 253 of the Insolvency Act 1986);

      1.2.5 been the subject of an interim order under section 252 of the Insolvency Act 1986;

      1.2.6 been the subject of any equivalent order, judgement, petition or arrangement under any earlier bankruptcy legislation.

1.3   Liabilities owing to or by Vendors

      There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to any Vendor or any Director or any person connected with any of them nor is there any indebtedness owing to the Company by any such person.

2.    THE COMPANY'S CONSTITUTION

2.1   The Shares

      2.1.1 All the information in schedule 1 is accurate.

      2.1.2 There is no Encumbrance nor is there any agreement, arrangement or obligation to create or give any Encumbrance on, over or affecting any of the Shares or unissued shares of the Company and no claim has been made by any person to be entitled to any Encumbrance.

      2.1.3 Save as provided in this Agreement there is no agreement, arrangement or obligation in force which calls for the present or future allotment, issue or transfer of or the grant to any person of the right (whether conditional or otherwise) to call for the allotment, issue or transfer of, any share capital of the Company; and

      2.1.4 The Shares constitute the entire issued share capital of the Company and all the Company's issued shares are fully paid and are beneficially owned by the Vendors who have the full right, power, legal capacity and authority to transfer and deliver the Shares in accordance with this Agreement.

2.2   Memorandum and Articles


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

      A copy of the memorandum and articles of association of the Company is annexed to the Disclosure Letter and has embodied therein or annexed thereto a copy of every such resolution or agreement as is referred to in section 380 of the Act.

2.3   Ability to Sell

      Each of the Vendors is entitled to sell or procure the sale of the full legal and beneficial interest in the Shares on the terms of this Agreement.

2.4   Shadow Directors

      There is no shadow director of the Company.

2.5   Repurchase of share capital and financial assistance

      The Company has not at any time:

      2.5.1 purchased or redeemed or repaid or agreed to purchase, redeem or repay any share capital; or

      2.5.2 given or agreed to give any financial assistance in connection with any such acquisition of share capital as would fall within sections 151 to 158 (inclusive) CA 1985.

2.6   Distributions by the Company

      The Company has not made and is not proposing to make a distribution except out of profits available for the purpose.

3.    THE COMPANY AND THE LAW

3.1   Compliance with laws

      The Company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and neither the Company nor the Vendors have received notice of any violation of or default in respect of any statute, regulations, order, decree or judgement of any court or any governmental agency of the United Kingdom which could have a material effect upon the assets or business of the Company.

3.2   Litigation

      Apart from (if relevant) the collection of debts in the ordinary course of business not exceeding (pound)5,000 in the aggregate the Company is not engaged nor has it during the two years ending on the date of this Agreement, been involved in any litigation or other legal proceedings (whether civil or criminal) or in any proceedings or hearings before any statutory or governmental body, department board or agency and so far as the Vendors are aware no such matters are pending or threatened by or against the Company and the Vendors are not aware of any circumstances likely to give rise to any such matter.

3.3   Investigations


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

      The Company has not received notification that any governmental or other investigation or enquiry of the Company's affairs is being or has been conducted and the Vendors are not aware of any circumstances existing which are likely to give rise to any such investigation or enquiry.

4.    INSOLVENCY

4.1 No order has been made or resolution passed and no petition has been presented for the winding up of the Company or for an Administration Order in respect of the Company.

4.2 No receiver or receiver and manager has been appointed by any person of the whole or any part of the business or assets of the Company.

4.3 No voluntary arrangement has been proposed under section 1 of The Insolvency Act 1986 in respect of the Company and no compromise or arrangement has been proposed, agreed to or sanctioned under section 425 of the Act in respect of the Company.

4.4 The Company is not insolvent or unable to pay its debts within the meaning of section 123 of The Insolvency Act 1986.

4.5   The Company has not stopped paying its debts as they fall due.

4.6 No distress, execution or other process has been levied or, so far the Vendors are aware, threatened in respect of any of the assets of the Company.

4.7 No unsatisfied judgement or court order is outstanding against the Company or any Vendor. 4.8 No circumstances have arisen which are likely to result in:

      4.8.1 a transaction to which the Company or any Vendor is a party being set aside pursuant to the provisions of the Insolvency Act 1986; or

      4.8.2 a third party claim involving the Shares or any asset owned or used by the Company or any Vendor being made under section 238 or 339 (Transactions at an under value) or sections 239 or 340 (Preferences) Insolvency Act 1986.

5.    ACCOUNTING AND FINANCIAL MATTERS

5.1   Accounts

      The Accounts:

      5.1.1 comply with the requirements of the CA 1985 and UK GAAP;

      5.1.2 comply with applicable SSAPs;

      5.1.3 comply with applicable FRSs and have been prepared in accordance with the historical cost convention, on a recognised and consistent basis and on the same basis and in accordance with the same accounting policies as the corresponding accounts for the preceding 3 financial years;

      5.1.4 give a true and fair view of the state of affairs of the Company as at the Accounts Date and of its assets and liabilities as at the Accounts Date and its profit or losses for the financial year ended on that date and have not been affected by any unusual, extraordinary, exceptional or non-recurring items or by any other factor rendering its profits for all or any such periods unusually high; and

      5.1.5 make proper provision for (or contain a note in accordance with good accounting practice respecting) all established liabilities and all deferred or contingent liabilities (whether liquidated or unliquidated) at the date thereof, including (without limitation) deferred taxation.

5.2   Without limiting paragraph 5.1 above:


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

      5.2.1 proper provision has been made in the Accounts:

            (a)   for depreciation of assets;

            (b) in valuing stock for any foreseeable losses which may arise on completion or realisation;

            (c) for any foreseeable liabilities in relation to the disposal of any assets; and

            (d)   for bad or doubtful debts;

      5.2.2 stock has been valued in the Accounts at the lower of cost and net realisable value.

5.3   Audited Accounts for Previous Financial Periods

      The results shown by the audited accounts for each of the 3 financial periods of the Company immediately preceding the financial year ended on the Accounts Date were not (save as disclosed therein) affected by an extraordinary, exceptional or non-recurring item.

5.4   Accounting records to the Company

      The accounting records of the Company have been properly written up on a consistent basis and in accordance with the provisions of CA 1985.

5.5   Management Accounts

      The Management Accounts (copies of which are attached to the Disclosure Letter):

      5.5.1 have been prepared in the ordinary course of the Business adopting policies and principles consistently applied throughout the period to which such accounts relate;

      5.5.2 accord with the books and accounts of the Company;

      5.5.3 fairly state the profits, assets, liabilities and affairs of the Company as at their respective dates of preparation.

5.6   Reports by financial or management consultants

      5.6.1 All statements of fact (but excluding for the avoidance of doubt all statements of opinion, all predictions and all forecasts in relation to the performance of the Company following Completion) contained in the E & Y Information Memorandum are materially accurate.

      5.6.2 All opinions, forecasts and predictions contained in the E & Y Information Memorandum and the E & Y Report are based on the opinions of the Shareholders which opinions are honestly held.

5.7   Factoring or discounting of debts

      The Company has not factored or discounted any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Accounts.

5.8   Debts due to the Company

      5.8.1 All debts (less any provision made in the Accounts or the Management Accounts) due to the Company included in the Accounts and all debts now due to the Company (less any such provision made in the Accounts or Management Accounts in respect thereof) have either prior to the date hereof been realised or will to the best of the Vendor's knowledge, information and belief within 6 months after such date realise their full amount in cash.

      5.8.2 As at the date hereof , no amount due to the Company by a top ten turnover customer was in arrears by more than 60 days.

      5.8.3 None of the Vendors owes nor do its officers or any persons connected with any of the Vendors or any such officers owe any amount to the Company.

5.9   Creditors of the Company

      As at the date hereof, there were no creditors of the Company to whom the Company had been indebted by more than (pound)5,000 for a period of more than 90 days since the invoice date.

5.10  Transactions since the Accounts Date

      Since the Accounts Date:

     5.10.1 the Company has entered into transactions and incurred liabilities in the ordinary course of its Business and not otherwise;

     5.10.2 the assets of the Company have not, so far as the Vendors are aware, been depleted by any unlawful act on the part of any person;

     5.10.3 so far as the Vendors are aware, there has been no materially adverse change in the trading position of the Company and the Business has been carried on in the ordinary course and in the same manner (including nature and scale) as immediately before the Accounts Date;

     5.10.4 no loan or loan capital (excluding for the avoidance of doubt finance leases) has been repaid by the Company in whole or in part or has become liable to be so repaid;

     5.10.5 other than in respect of the Company's Annual General Meeting, there has been no resolution of or consent by the members of the Company;

     5.10.6 the Company has not lost any significant customer (detailed as a customer whose contributions to the Company's gross income in the year ended on the Accounts Date was not less than 2.5 per cent) and the Vendors are not aware that any such customer intends to cease to do business with the Company after the date hereof

5.11  Details of bank accounts and balances

     5.11.1 Details of all bank accounts maintained or used by the Company (including, in each case, the name and address of the bank with whom the account is kept and the number of the account) and statements showing the balance on each account as at the close of business on a date not being more than 2 business days prior to the date of this Agreement are attached to the Disclosure Letter.

     5.11.2 Since the Date of each statement referred to in paragraph 5.11, no payment out of any of the accounts has been made, except for routine payments in the ordinary course of trading, and the present balances are not substantially different from those in the statement.

5.12  Uncleared or outstanding obligations

      Amounts represented by cheques, warrants, mandates or other payment instructions issued or given by the Company which at the date of this Agreement remain outstanding or unpaid or unperformed do not exceed in the aggregate (pound)10,000.

5.13  Encumbrances and overdraft and other facilities etc

      In relation to Encumbrances and in relation to all overdraft, loan and other financial and leasing facilities available to the Company:

     5.13.1 full details thereof and accurate copies of all documents relating thereto are attached to the Disclosure Letter;

     5.13.2 the Company is not currently in breach of any provision of any such document;

     5.13.3 no steps for the enforcement of any Encumbrances have been taken or so far as the Vendors are aware threatened;

     5.13.4 there has not been any alteration in the terms and conditions of any of the said arrangements or facilities;

     5.13.5 nothing has been done or omitted to be done whereby the continuance of the said arrangements and facilities might be affected or prejudiced; and

     5.13.6 none of the arrangements is dependent on the guarantee or indemnity of, or on any security provided by, a third party.

5.14  Bank facilities and borrowings of the Company

     5.14.1 The total amount borrowed by the Company:

            (a) from bank(s) does not exceed any applicable facility or overdraft limits; or

            (b) from whatsoever source does not exceed any limitation on borrowing contained in the Articles of Association or any debenture or loan instrument or other deed or document binding on the Company.

      5.14.2 Save for the borrowing referred to in paragraph 5.14 the Company:

            (a)   does not have outstanding any loan capital;

            (b) has not incurred or agreed to incur any borrowing which it has not repaid or satisfied;

            (c) has not lent or agreed to lend any money which has not been repaid to it;

            (d) does not own the benefit of any debt present or future (other than debts due to it in respect of the sale of trading stock in the normal course of trading); and

            (e) is not a party to and has no obligation under any loan agreement, debenture, acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangement or sale and lease back arrangement.

     5.14.3 So far as the Vendors are aware, no event has occurred or been alleged which is or, with the passage of a time and/or the giving of any notice, certificate, declaration or demand, would become an event of default under, or a breach of any of, the terms of any borrowing or debenture to which the Company is party or would entitle any third party to call for repayment prior to normal maturity.

5.15  Liabilities of the Company in respect of third parties

      The Company is not obliged by any guarantee, indemnity or other agreement to secure an obligation of a third party.

5.16  Indebtedness involving Vendors

     5.16.1 Save as disclosed in the Disclosure Letter, there is no outstanding indebtedness on any account whatsoever owing by the Company to any of the Vendors or by any of the Vendors (or persons connected with them) to the Company.

     5.16.2 Save as disclosed in the Disclosure Letter, no Vendor has given any guarantee or indemnity in support of the Company which remains outstanding.

     5.16.3 The Company has not given any guarantee or indemnity in support of any of the Vendors.

5.17  Crystallisation of Encumbrances

      Completion of this Agreement will not result in the creation, crystallisation or enforcement of any Encumbrances over any asset of the Company.

5.18  Grants, subsidies or other financial assistance in favour of the Company

      The Disclosure Letter contains accurate details of each grant or subsidy or other financial assistance received or receivable by the Company from any governmental or quasi-governmental authority and the Company has not done, or omitted to do, any act which could result in all or part of any such assistance becoming repayable early or being forfeited or withheld.

5.19  No finder's fees or brokerage payable by the Company

      No-one is entitled to receive from the Company any finder's fee, brokerage or commission or other benefit in connection with the sale of the Sale Shares.

6.    THE BUSINESS AND TRADING (INCLUDING CUSTOMERS AND SUPPLIERS)

6.1   Terms on which the Company trades

      6.1.1 Copies of all contracts and arrangements between the Company and its top 30 customers and major suppliers are disclosed in the Disclosure Letter and are:

            (a)   true, complete and up-to-date copies of all existing terms.

            (b)   validly executed by all parties to them; and

            (c) not subject to any adverse consequences arising out of a change of control of the Company.


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

      6.1.2 No material contract or arrangement with a customer or supplier contains any unusual or onerous provisions.

      6.1.3 The Company:

            (a) has not been required to pay amounts in excess of (pound)25,000 in aggregate in respect of claims for indirect or consequential loss under its service agreements;

            (b) has not received notice of any claim or likely claim for failure to meet minimum supply commitments under contracts containing such commitments; and

            (c) has not in the 12 months preceding the date of this Agreement credited material amounts under backbone availability guarantees in its service level agreements;

            and the Vendors have not received notice of any likely claim in respect of any such matters.

6.2   Liability of the company for goods or services supplied by it

      6.2.1 Save for any warranty implied by law, the Company has not given any warranty or guarantee, or made any representation, in respect of goods or services supplied or agreed to be supplied by it.

      6.2.2 The Company has not received notification of any claim that it is under a liability to replace or remedy defects in any goods which have been sold by it or to make good any errors or omissions in services which have been supplied by it.

6.3   Customers and suppliers

      6.3.1 No part of the Company's business has been materially and adversely affected by the loss during the 12 months ended on the Accounts Date of:

            (a) any important customer or source of supply, (being a customer or supplier which over a period of 3 months or more during those 2 years has accounted for 2.5 per cent or more in value of the goods or services supplied by or to the Company during that period); or

            (b) an overall decrease in the value of orders received by or supplies made to the Company,

            and no such customer or supplier has given notice to the Company of an intention to cease or reduce trading with or supplies to the Company.

      6.3.2 So far as the Vendors are aware, neither this Agreement nor Completion is likely to cause any person who normally does business with the Company to cease doing so on the same basis.

6.4   Restrictions on the Company

      The Company is not party to any agreement or arrangement which restricts the fields in which the Company may carry on its business.


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

6.5   No bribes or inducements paid

      The Company has not paid to any person any sum in the nature of a bribe or inducement.

6.6 Confidentiality or secrecy arrangements which restrict the Company's activities

      The Company is not a party to any confidentiality or secrecy agreement or undertaking which restricts its use or disclosure of any information other than in the ordinary course of trading.

6.7   Consents etc required in relation to the Business

      No substantial part of the Business is carried on under the agreement or consent of a third party, nor is the Company party to any agreement which significantly restricts the fields in which the Company carries on the Business.

6.8   Contracts - no grounds for premature determination or invalidation etc.

      So far as the Vendors are aware, no circumstances exist which constitute a ground on which any contract or other arrangement to which the Company is a party could be avoided, repudiated, rescinded, prematurely determined (whether as a result of this Agreement, the sale of the Shares or otherwise) or declared to be invalid by a third party or which would give any other contracting party the right to impose any obligation (whether to make payment on or otherwise) on the Company and the Company has not received any notice of a claim to that effect or notice indicating that such a claim is foreseeable.

6.9 Agreements not capable of discharge by performance within three months of the date of this Agreement

      The Company is not a party to any agreement for the supply by or to the Company (whether as principal or as agent) of any goods or services including (but not limited to) distributorship, agency, manufacturing, licensing, supply or management agreements excluding agreements which in the ordinary course and in accordance with their terms are likely to be discharged by performance within 3 months of the date hereof.

6.10  Terms of contracts to which the Company is a party

     6.10.1 The Company is not a party to any contract, obligation or arrangement which:

      (a) has been entered into by the Company otherwise than on arm's length terms or outside the ordinary and normal course of trading;

      (b) imposes any commitment on the Company to obtain or supply goods or services exclusively from or to any person;

      (c) contains any commitment by the Company for the supply or purchase of goods or services where the supply, purchase or delivery may take place more than 6 months after the time of fixing of the price;

      (d) is of a long term nature (that is, unlikely to have been fully performed in accordance with its terms within 6 months after the date on which it was entered into or undertaken);


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

      (e) is incapable of termination by the Company in accordance with its terms on 6 months' notice or less;

      (f) gives any party an option to acquire or dispose of any asset or requires another person to do so;

      (g) in the reasonable opinion of the Vendors cannot readily be fulfilled or performed by the Company on time;

      (h) involves payments by or to the Company by reference to fluctuations in any index of retail prices, any other index, the rate of exchange for any currency of the cost or value of any raw material or commodity (other than contracts in the ordinary course of trading);

      (i) (or in relation to which) any relevant requirements of section 319 CA 85 have not been complied with;

      (j)   creates any agency or distributorship arrangement;

      (k) may reasonably be expected to result in any payment or receipt of (pound)50,000 or more during any 12 month period after the date of this Agreement,

            and the Company has no offer, bid, tender or proposal outstanding which by the acceptance or other act of some other person would give rise to any such transaction.

6.10.2 The Company has no liability for industrial training levy or for any other statutory or governmental levy or charge.

6.10.3 The Company is not a party to any agreement or arrangement or under any obligation under which it is or may become liable to make any investment (as defined in section 1(1) of the Financial Services Act 1986) with, or to deposit any money with or to provide any loan or financial accommodation or credit (other than normal trade credit) to, any person or to subscribe, convert, acquire, dispose of or underwrite any investment.

6.11  Outstanding powers of attorney or other authorities

      There are no powers of attorney or other authorities (express or implied) which are still outstanding or effective to or in favour of any person to enter into any contract or commitment or to do anything on behalf of the Company (other than on such authority or directors or of employees as either is ostensible or is implied to enter into routine contracts in the normal course of their duties).

6.12  Insider matters/transactions with related parties

     6.12.1 There is not, nor during the six years prior to the date hereof has there been, any agreement, arrangement, loan, quasi-loan or undertaking to which the Company is a party and in which any of the Vendors or any other person beneficially interested in the share capital of the Company at that time or (except for service agreements) any director of the Company or any person associated with any of them within the meaning of section 435 Insolvency Act 1986 is or has been interested.

     6.12.2 The Company has not been party to any transaction falling within section 320 Companies Act 1985 (substantial property transaction).

     6.12.3 the Company has not transferred any asset to any of the Vendors or to any person beneficially interested in any part of the share capital of the Company, or any director of the Company or any person associated with any such director (within the meaning of section 435 Insolvency Act 1986), except at market value.


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     6.12.4 None of the Vendors has any interest in any other company or business which has a close trading relationship with or is in competition with the Company.

7.    EMPLOYEES AND PENSIONS

7.1   Details of employees

      There is attached to the Disclosure Letter a schedule showing summary details of the terms of engagement (including their names, ages, length of service and remuneration (including commission, profit sharing and bonus arrangements) and other benefits) of each of the Company's employees which details are true and accurate.

7.2   Copies of contracts of employment and consultancy agreements

      7.2.1 True, up-to-date and complete copies of all contracts of employment and contracts for the provision of services between the Company and its employees or contractors are attached to the Disclosure Letter. The Company is not a party to any consultancy agreements.

      7.2.2 There is no agreement or arrangement between the Company and any employee or former employee or any contractor or former contractor with respect to his employment, his ceasing to be employed or his retirement or the provision of services or their cessation which is not included in the written terms of his employment or contract for the provision of services.

      7.2.3 There is not in existence any contract of employment between the Company and any person which is not determinable by the Company on three months' notice or less without payment of compensation (save as provided by statute).

      7.2.4 There are no rules or provisions relating to the provision of, entitlement to or use of Company cars other than those attached to the Disclosure Letter.

7.3   Changes since the Accounts Date

      7.3.1 Since the Accounts Date no change has been made in the terms of employment by the Company of any of its employees and no such change, and no negotiation or request for such a change, is due or expected within 6 months from the date of this Agreement.

      7.3.2 Since the Accounts Date, no employee has given notice terminating his contract of employment or is under notice of dismissal and no amount due to or in respect of any employee or former employee (whether liability arises before or after the Accounts Date) is in arrears and unpaid other than his salary for the month current at the date of this Agreement and in respect of the reimbursement of expenses.

7.4   Accuracy of records in relation to employees

      The Company has maintained materially accurate records regarding the service of each of its employees (including details of terms of employment, payments of statutory or other sick pay, statutory or other maternity pay, disciplinary and health and safety matters, income tax and social security contributions and termination of employment).

7.5   No disputes in relation to employees


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

      7.5.1 The Company is not involved in any dispute with its employees or ex-employees or any of them affected by (or in any negotiation under or affected by) the Employment Rights Act 1996 ("ERA"), the Equal Pay Act 1970, the Sex Discrimination Acts 1975 and 1986, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Working Time Regulations 1998, the Trade Union and Labour Relations (Consolidation) Act 1992 or any other legislative provision or any rule of Common law and, so far as the Vendors are aware, there are no present circumstances (including, without limitation, any dismissals (including constructive dismissals) within the 6 months prior to the date of this Agreement and any current disciplinary or grievance procedures) which are likely to give rise to any such dispute.

      7.5.2 There is no existing, pending or, so far as the Vendors are aware, threatened dispute between the Company and any material number or category of its employees or any trade union or other organisation formed for a similar purpose and, so far as the Vendors are aware, there are no circumstances (including Completion) which are likely to give rise to any such dispute. The Company does not recognise any trade union and there are no collective or workforce agreements or any works council in existence.

7.6   Payments on termination

      Except as disclosed in the Accounts there is no liability:-

      7.6.1 which has been incurred by the Company and is outstanding for breach or termination of any service agreement with any of its employees including, without limitation, redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or failure to comply with any order for the reinstatement or re-engagement of any employee;

      7.6.2 which has been incurred by the Company and is outstanding for breach or termination of any consultancy agreement or any contract for the provision of services.

7.7   Redundancies and transfer of business

      Within the period of one year ending on the date of this Agreement the Company has not:-

      7.7.1 given notice of any redundancies to the relevant Secretary of State or started consultations with any trade union under Part IV of the Trade Union and Labour Relations (consolidation) Act 1992 nor has the Company failed to comply with any of its obligations under Part IV of that Act; and

      7.7.2 been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) nor has the Company failed to comply with any duty to inform and consult any trade union under those Regulations.

      7.7.3 The Vendor does not have any redundancy or rationalization schemes which it operates or proposes to operate in connection with its business (whether or not notified to employees).

7.8   Compliance


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      The Company has complied in all material respects with:-

      7.8.1 all obligations imposed on it by, and all orders and awards made under, all statutes, regulations, codes of conduct and practice, collective agreements, customs and practices relevant to the relations between it and its employees or any trade union or the terms of employment of its employees; and

      7.8.2 all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee.

7.9   Outstanding payments or liabilities in relation to employees

      7.9.1 With the exception of PAYE and national insurance contributions in respect of the payment period current at Completion, the Company does not have outstanding any undischarged liability to pay to any governmental or regulatory authority any contribution, taxation or other levy arising in connection with the employment or engagement of personnel by the Company.

      7.9.2 There are no training schemes arrangements or proposals in existence nor have there been any such schemes or arrangements at any material time in the past in respect of which a levy may become payable by the Company under the Industrial Training Act 1982.

      7.9.3 There is not in existence (and no indication has been given by the Company to any employee to introduce) any contractual obligation or commitment or proposal to increase the rates of remuneration of or to make any bonus, commission or incentive payments to or on behalf of any of its directors or employees at any future date other than the bonus, commission or incentive payments details of which are attached to the Disclosure Letter.

7.10  Share options/incentive plans

      The Company does not have and is not proposing to introduce any share incentive scheme, share option scheme or profit sharing bonus or other incentive scheme for any director, officer or employee.

7.11  Pension arrangements

     7.11.1 There is no superannuation, retirement benefit or other fund scheme or arrangement to which the Company contributes or could become liable to contribute under a commitment entered into before the date of this Agreement (other than the Group Personal Pension, the Personal Pension Plan and the Group Life Scheme referred to in the Disclosure Letter (the "Schemes") under which any employee of the Company or the widow(er) child or dependant of any such employee is entitled to benefits of any kind upon retirement, death or disability or on the attainment of a specified age or the completion of a specified number of years of service.

     7.11.2 The Company has not during the period of three years preceding the date of this Agreement made any ex-gratia payments in respect of retirement, death and disability to any of its former employees or the widow(er) child or dependant of any such employees.


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

     7.11.3 Apart from pension and other benefits secured by the Schemes the Company is not under any legal liability or voluntary commitment to pay to or provide for any person any pension, superannuation allowance, retirement gratuity or like benefit.

     7.11.4 All amounts due from the Company to the trustees of the Schemes or to any insurance company in connection therewith have been paid by their due date and no payments fall to be made by the Company in respect thereof in respect of periods of employment prior to the commencement of the Schemes.

     7.11.5 The Schemes are approved personal pension schemes under Chapter IV
            Part XIV of the Income and Corporation Taxes Act 1988 ("ICTA") or, in the case of the Group Life Scheme, in an exempt approved scheme for the purposes of Chapter 1 of Part XIV ICTA, and the benefits which are prospectively and contingently payable under the Schemes are solely such as can be provided from the funds available for each member under the Schemes or, in the case of death or incapacity benefits, are fully insured and all premiums due up to Completion have been paid.

     7.11.6 The details of active members of the Schemes and the amounts payable by the Company in respect of each of them in relation to the Schemes as attached to the Disclosure Letter are accurate in all material respects.

7.12 There are no outstanding payments due or likely to become due to any employee as a result of the relocation of the headquarters of the Company or the relocation of any employee's place of work.

7.13 The Company's directors and secretary are as set out in Part 1A and Part 1B of Schedule 1 and there are no other directors, shadow directors (within the meaning of section 741 of the Companies Act 1985) or any other Company Secretary.

7.14 No past employee of the Company or any current employee or contractor absent on maternity, parental, sick or other leave has a right to return to work or to be re-instated or re-engaged under the Employment Rights Act 1996 or otherwise.

8.    OWNERSHIP OF ASSETS FREE FROM THIRD PARTY RIGHTS

      The Company keeps an up to date plant register of the fixed assets used by it in the Business ("the Fixed Assets") and such register (a copy of which is attached to the Disclosure Letter) is accurate in all material respects.

8.1   Condition of Fixed Assets, plant, machinery, vehicles and equipment

      Having regard to their age, all Fixed Assets, vehicles and equipment owned or used by the Company are in reasonably good condition, fair wear and tear excepted, and in working order, have been serviced and maintained on a regular basis by competent personnel and comply with compulsory safety regulations.

8.2   Equipment which is not owned by the Company

      In respect of all equipment held by the Company under any hire-purchase, conditional sale, leasing or rental agreement:

      8.2.1 copies of all such hire-purchase and conditional sale agreements, leases and rental agreements are attached to the Disclosure Letter;

      8.2.2 the amount of the last rental expressed in the copy agreements referred to in the previous sub-paragraph is the amount currently payable under such hire-purchase,


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

            conditional sale, leasing or rental agreement and, so far as the Vendors are aware, at the date hereof, no circumstance exists by virtue of which the lessor or the owner is or might be entitled to require an upward adjustment to the rental or to payments at a future date under the relevant agreement;

      8.2.3 The Vendors have not received notice that the lessor or the owner under any such hire-purchase, conditional sale, leasing or rental agreement intends or is entitled to terminate any of the same and are not aware of any circumstances which would entitle them to do so; and

      8.2.4 so far as the Vendors are aware, no inquiry or investigation is being conducted by the Inland Revenue concerning the availability to the lessor of capital allowances in respect of any of the items of leased equipment.

8.3   Condition of trading stock

      The Company's trading stock is not obsolete, obsolescent, slow-moving, damaged, unusable or unsaleable.

9.    PROPERTY MATTERS AND INTERESTS IN LAND

9.1 The Company is the legal and beneficial owner or occupier of the Properties and the particulars of the Properties set out in schedule 9 are true and complete and accurate in all respects at the date hereof.

9.2 The Properties comprise all the land and buildings which are owned, and also all the land and buildings which are used or occupied, by the Company at the date of this Agreement in connection with the business and no part of the Properties is used or occupied for any purposes other than that of the business and to the best of the Vendor's knowledge and belief such use or occupation does not contravene any requirement or restriction having the force of law.

9.3 The title to the Properties is properly constituted by documents of title which are properly stamped and where necessary have been duly registered and are in the possession and under the control of the Company other than in respect of 9 Sir William Lyons Road, University of Warwick Science Park, Coventry in respect of which the documents of title are held by Northern Rock Plc.

9.4 There are appurtenant to the Properties all rights and easements necessary for their use and enjoyment by the Company.

9.5 To the best of the Vendor's knowledge and belief the Properties are free from any mortgage, charge, licence, rent charge, overriding interest, lien, lease, underlease, tenancy, right, privilege, covenant, encumbrance, restriction, option, right of pre-emption, stipulation, easement or other agreement or arrangement affecting the Properties other than 9 Sir William Lyons Road, aforesaid which is charged to Northern Rock Plc.

9.6 The Company has not received any notice alleging any breach of the covenants contained in the title documents to the Properties or of any statutory requirements planning consents bylaws orders and regulations affecting the Properties.

9.7 The Company has paid all rent and other outgoings which have become due in respect of the Properties and all tenant's covenants other than those relating to the state of repair, decoration and condition have been substantially complied with.

9.8 To the Vendors knowledge there are no facts or circumstances which would render the Properties unmarketable and the covenants that would be implied on the part of the Company if the Properties were conveyed or assigned to a purchaser by conveyance or assignment for valuable consideration by the Company being expressed therein to convey or assign with full title guarantee shall be implied herein as if the Properties were being so conveyed or assigned

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

      by the Vendors to the Purchaser provided that the Vendors are not liable under the covenants implied by section 4 of the 1994 Act by reason of any breach of any terms of the lease concerning the state of repair, decoration or condition of the Properties.

9.9 No covenants or conditions affecting the Properties prejudicially affect the use or continued use of the Properties for the purpose for and to the extent to which they are now used and all such covenants or conditions have been complied with.

9.10 To the Vendors' knowledge, all developments on and uses of the Properties comply with all planning and other legislation and all regulations orders or bye-laws made thereunder. No current planning permission granted in respect of the Properties is due to terminate within the five years beginning on the date hereof or has been suspended and all conditions attached to each planning permission relating to the Properties have been complied with.

9.11 There are no disputes existing or to the Vendors' knowledge anticipated between the Company and the landlords under any of the leases of the Properties or between the Company and any other tenant on the land or in the buildings of which the Properties forms part.

9.12 Without prejudice to the generality of the foregoing no changes of use of the Properties have been made by the Company without the written consent of the landlord under the relevant lease where required.

9.13 Save as to the Properties the Company is not and has not become liable whether as original landlord, original tenant, guarantor or original landlord, guarantor of original tenant, successor in title to original landlord, guarantor of successor in title to original tenant, or otherwise under any covenants or provisions contained in any agreement, tenancy, lease, sub-tenancy or sub-lease or any deed or document relating to the creation or assignment of a leasehold estate or interest or any deed or document relating to the consent to the creation or assignment of a leasehold estate or interest so that the Company will remain liable under such covenants or provisions on and after Completion.

9.14 The leases of the Properties can be assigned with the consent of its landlord which consent cannot be unreasonably withheld.

9.15 To the best of the Vendors' knowledge there is no major expenditure planned by the Vendor in the next 5 years to the Properties or the buildings and/or estates of which they form part.

10.   INTELLECTUAL PROPERTY

10.1  Intellectual Property Rights

     10.1.1 The Company either beneficially owns or has the right to use (pursuant to a valid licence or other agreement) all Intellectual Property reasonably required by it for any of the operations of the Company as presently carried on.

     10.1.2 The Company is not registered as and has not applied to be registered as the proprietor of any Intellectual Property.

     10.1.3 Apart from that referred to in paragraph 10.1.1 the Company does not require any Intellectual Property for any of the operations of its business as presently carried on.

10.2  No disposals of Intellectual Property Rights since the Accounts Date

      Since the Accounts Date, the Company has not sold or otherwise disposed of any Intellectual Property owned or used by the Company.

10.3  No infringement of Intellectual Property Rights of third parties


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

     10.3.1 So far as the Vendors are aware, the Company has not infringed the Intellectual Property of any other person.

     10.3.2 The Company has not granted and is not obliged to grant any licences under any Intellectual Property owned by it or licensed to it or to furnish know-how to any person.

10.4  Licences and disclosures to third parties

     10.4.1 The Company has not been granted any licence or right under or in respect of any Intellectual Property Rights of a third party.

     10.4.2 No disclosure has been made to any person other than the Purchaser of any of the commercial or industrial know-how or the financial or trade secrets of the Company except properly and in the ordinary course of business and on the footing that such disclosure is to be treated as being of a confidential nature.

     10.4.3 There exists no actual or so far as the Vendors are aware, threatened infringement (including misuse of confidential information) or any event likely to constitute an infringement or breach by any third party of any of the Intellectual Property Rights currently held or used by the Company.

10.5  Corporate name

      The Company does not use or otherwise carry on its business under any name other than its corporate name.

10.6  Inventions by employees

      All inventions made by any employees of the Company and used or enjoyed by the Company were made in the course of the normal duties of the employee concerned and no claim for compensation under section 40 Patents Act 1977 has been made against the Company nor to the best of the knowledge information and belief of the Vendors is any such claim likely to be made.

11.1  INFORMATION TECHNOLOGY (INCLUDING COMPUTER HARDWARE AND SOFTWARE)

11.1  Back-up of computer systems

      All necessary back-up systems are utilised to ensure that in the event of any fault in any computer system used by the Company, no more than one day's data might be lost and no such faults have occurred in the last 12 months.

11.2  Data Protection Acts 1984 and 1998

      No order has been threatened against the Company for erasure of personal data under section 24(3) Data Protection Act 1984 or the Data Protection Act 1998.

11.3  Computer software used by the Company


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     11.3.1 The Company does not use any computer software other than standard off the shelf packages generally available to the public ("Standard Software") which are listed in the Disclosure Letter and none of such Standard Software has been materially modified by the Company.

     11.3.2 No licensing requirements or restrictions have been contravened by the Company in relation of the use of any of the Standard Software.

12.   INSURANCE

12.1  Insurances required by law

      The Company has effected all insurances required by law to be effected by it and all assets of and risks relating to the Company normally insured by companies carrying on similar businesses are covered.

12.2  Details of insurance cover

      Particulars of all insurance policies maintained by the Company and currently in force ("the Policies").

12.3  Other matters in relation to insurance cover and Policies

      In respect of the Policies:

     12.3.1 all premiums due to be paid by the Company have been paid;

     12.3.2 all conditions of the Policies have been performed and observed by the Company;

     12.3.3 none of the Policies has become void or voidable as a result of an act or omission of the Company;

     12.3.4 the Policies, together with the receipts for the latest premiums payable in respect thereof, are in the possession of the Company;

     12.3.5 No insurances will be terminated, invalidated or adversely affected by the sale of the Company to the Purchaser.

12.4  Outstanding claims

      No claim brought by the Company under any of the Policies is outstanding and there are no pending claims.

12.5  Entitlement of the Company to make claims

      The Vendors are not aware of any circumstances which would or might entitle the Company to make a claim under any of the Policies or which would or might be required under any of the Policies to be notified to the insurers where such circumstances have not yet been notified.

12.6  Claims made

      Details of any claims made by the Company under any insurance policy in the last 12 months are set out in the Disclosure Letter.


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12.6  Refusal of insurance cover

      The Company has not been refused insurance cover in the last three years in respect of the Business.

12.7  Keyman insurance

      The Company has no keyman or equivalent insurance with respect to any of its directors or employees.

13.   ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS

13.1 In this paragraph 13 notwithstanding anything elsewhere in this Agreement, the following terms have the following meanings:

      "Environment"                 means the environment as defined in section
                                    1(2) of the Environmental Protection Act
                                    1990;

      "Environmental Claim"         means any claim, prosecution, demand,
                                    abatement or other order or notice
                                    (conditional or otherwise), relating to
                                    Environmental Matters or requiring
                                    compliance with the terms of any
                                    Environmental Licence or Environmental Law;

      "Environmental Law"           includes all or any law in force at the date
                                    of this Agreement (including all provisions of the Environment Act 1995 whether or not in force at the date of this agreement), statute, rule, regulation, treaty, directive, by-law, order, notice, decision of the courts or of any governmental authority or agency or any regulatory body applicable in the United Kingdom and relating to Environmental Matters applicable to the Company and/or the business carried on by the Company;

      "Environmental Licences"      means any permit, licence, authorisation,
                                    consent or other approval required by the Company and in relating to the business carried on by the Company at the Properties pursuant to any Environmental law;

      "Environmental Matters"       includes any of the following: (1) any
                                    generation, deposit, disposal, keeping,
                                    treatment, transportation, transmission, handling or manufacture of any Relevant
                                    Substance ; (2) nuisance and noise; and (3) the pollution, contamination, conservation or protection of the Environment.

      "Health and Safety Matters"   includes hygiene or health and safety at
                                    work or elsewhere;


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      "Relevant Substance"          means any substance whatsoever (whether in a
                                    solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste (as defined in the Environmental Protection Act 1990) which is capable of causing significant harm to man, any living organism supported by the Environment or the Environment and is present or has accumulated at the Property prior to the date of Completion.

13.2 So far as the Vendors are aware, the Company complies and has at all times complied in all material respects with all Environmental Laws.

13.3  The Company has obtained and maintained all Environmental Licences.

13.4 No Environmental Claim has been made or, so far as the Vendors are aware, is threatened or is likely to be made or threatened against the Company or any of its past or present directors, secretary or senior employees.

13.5 The Company complies and has at all times complied in all materials respects with all Health and Safety Laws.

13.6 So far as the Vendors are aware, the Company has obtained and maintained all Health and Safety Licences.

13.7 No Health and Safety Claim has been made or so far as the Vendors are aware is threatened or is likely to be made or threatened against the Company or any of its past or present directors, secretary or senior employees.

14.   MISCELLANEOUS

14.1  Documents and records etc.

      The Company has exclusive ownership (free of any lien or other third party right) of and control of and access to:

     14.1.1 all documents of title relating to its assets;

     14.1.2 all subsisting written agreements to which it is a party;

     14.1.3 all records, systems, data and information held by it or on its behalf.

14.2  EC/competition matters

     14.2.1 The Company conducts, and has conducted the Business in all material respects in accordance with the requirements of all UK and EC competition laws applicable to its business activities and has not infringed such requirements nor, so far as the Vendors are aware, has it been investigated for any alleged non-compliance or infringement nor has it given any undertakings in connection therewith.

     14.2.2 For the purposes of sub-paragraph the term "competition laws" includes any applicable rules dealing with state aid, public procurement, or anti-dumping and the requirements of any special regulatory regime to which the Company may be subject in any area of its activities.


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

     14.2.3 The Company is not subject to any prohibition, order, condition, undertaking, assurance or similar measure or obligation imposed by or under any of the laws referred to in sub-paragraph 14.2.1.

14.3 The Company has not received notice that any such action as is mentioned in paragraph 14.2.3 will be taken against it in relation to any of its current activities.

14.4  Compliance with legal requirements

      Compliance has been made with CA 1985 by the Company concerning:

     14.4.1 its Memorandum and Articles of Association;

     14.4.2 the filing by it of documents at Companies House;

     14.4.3 issues by the Company of shares, debentures or other securities;

     14.4.4 payments by the Company of interest and dividends and the making by the Company of other distributions; and

     14.4.5 its Directors (including any shadow directors) and other officers.

14.5  Licences required to carry on the Business

      So far as the Vendors are aware, the Company has obtained all licences, permissions, consents and other approvals required for or in connection with the carrying on by it of the Business in the places and in the manner in which the Business is now carried on; copies of such licences, permissions, consents and approvals are attached to the Disclosure Letter, have been complied with by the company in all material respects and the Company has not received notice that any of such licences, permissions, consents, or approvals will or may be revoked.

14.6  Registers and minute books up to date

      All registers and minute books required by CA 1985 to be kept by the Company have been kept in accordance with CA 1985 and the Company has not received any application or request for rectification of its statutory registers or any notice or allegation that any of them is incorrect.

14.7  Subsidiaries

      The Company has no, and never had any, subsidiaries.

14.8  This Agreement

      The execution and delivery of this Agreement and the fulfilment and performance of the terms of this Agreement:

      (a) do not and will not conflict with, violate or result in a breach of the terms of any law, agreement, mortgage, lease, lien, judgment, decree, undertaking or order to which the Company is subject; and

      (b) do not require the consent, approval or authority of any other person.

15.   CONSIDERATION SHARES


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

15.1 The Vendors are acquiring the Consideration Shares issued hereunder for their own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof in whole or in part and no other person or entity has a direct or indirect beneficial interest in such Consideration Shares. The Vendors do not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity with respect to any of such Consideration Shares.

15.2 The Vendors acknowledge that the issuances of the Consideration Shares to them are intended to be exempt from registration under the Securities Act 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Vendors further represent and warrant to the Purchaser as follows:

       (i) the Vendors have the financial ability to bear the economic risk of their investment, have adequate means for providing for their current needs and personal contingencies and have no need for liquidity with respect to their investment in the Purchaser; and

      (ii) the Vendors have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Consideration Shares.

15.3 The Vendors are each Accredited Investors, as that term is defined in Rule 501 of Regulation D under the Securities Act.

15.4 The Vendors are not relying in any statements or representations made by the Purchaser or any Affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) thereof with respect to economic considerations involved in an investment in the Consideration Shares, except to the extent that such statements or representations are made in the filings of Purchaser with the Securities and Exchange Commission..

15.5 The Vendors will not sell or otherwise transfer the Consideration Shares except in accordance with the terms of this Agreement. In addition, the Vendors will not sell or otherwise transfer the Consideration Shares without registration under the Securities Act or an exemption therefrom and the Vendors fully understand and agree that they must bear the economic risk of the acquisition thereof because, among other reasons, the Consideration Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available. In particular, the Vendors are aware that the Consideration Shares are "restricted securities", as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Vendors also understand that as a material inducement to the Vendors to sell the Shares to the Purchaser, the Purchaser is under no obligation to register the Consideration Shares on their behalf or to assist the Vendors in complying with any exemption from the registration requirements of the Securities Act or applicable securities laws other than as provided in this Agreement. The Vendors further understand that sales or transfers of the Consideration Shares are further restricted by the provisions of this Agreement.

15.6 The Vendors understand and acknowledge that the certificates for the Consideration Shares shall bear:


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

      (1) a legend substantially as follows until (i) such securities shall have been registered under the Securities Act and effectively have been disposed of in accordance with an effective registration statement thereunder; or (ii) in the opinion of counsel for the Purchaser, such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT
            (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW."

      (2) an additional legend substantially as follows until the restrictions on transfer under Clause 6.4, have expired:

            "THE SHARES EVIDENCED HEREBY ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN THAT CERTAIN SHARE PUT AND CALL OPTION AGREEMENT DATED MARCH 28th, 2000 BY AND AMONG RSL COMMUNICATIONS, LTD. JONATHAN SHAW, CHRISTOPHER WINDLEY, NIGEL WILLIAMS AND WALBROOK TRUSTEES (IOM) LIMITED."


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

                                   SCHEDULE 4

                  Provisions for the Protection of the Vendors

1.    REMEDIES

1.1 A breach by the Vendors of or any claim under any of the terms of this Agreement shall give rise only to an action by the Purchaser for damages and shall not entitle the Purchaser to rescind or repudiate this Agreement.

1.2 Where the matter or default giving rise to a breach of any Warranty is capable of remedy, the breach shall not entitle the Purchaser to damages or other compensation unless written notice of the breach is given to the Vendors and the matter or default is not remedied to the reasonable satisfaction of the Purchaser at the cost of the Vendors within 30 days after the date on which such notice is served.

2.    PARTIES TO CLAIMS

2.1 Subject to Clause 28.1 the warranties, representations, undertakings, covenants and indemnities given by the Vendors under this Agreement shall be actionable only by the Purchaser its successors or permitted assigns and no party other than the Purchaser its successors or permitted assigns shall be entitled to make any claim or take any action whatsoever against the Vendors under this Agreement.

3.    EXCLUSION OF CERTAIN CLAIMS

3.1 No claim shall be made by the Purchaser against the Vendors and the Vendors shall have no liability to the Purchaser under the Warranties or the Taxation Covenant or otherwise:

      3.1.1 in respect of any warranty, representation, indemnity, covenant, undertaking or otherwise arising out of or in connection with the sale of the Shares except where the warranty, representation, indemnity, covenant, undertaking or other source of claim is expressly contained in this Agreement; or

      3.1.2 in respect of any matter or thing disclosed in this Agreement; or

      3.1.3 in respect of any matter which is fairly disclosed in or by its terms deemed to be disclosed in the Disclosure Letter provided that nothing in this clause 3.1.3 shall prevent the Purchaser from bringing a claim under the Taxation Covenant; or

      3.1.4 save in the case of a breach of Warranty 5.6.1 and 5.6.2 in schedule 3, for:

            (i) any opinion which may have been expressed or any forecast or prediction which may have been made by any person in respect of the Company whether in writing or orally including without limitation in the E & Y Information Memorandum; or

            (ii) any factual inaccuracy or for any statement of opinion or forecast contained in the E & Y Report;

      3.1.5 in respect of any liability or other matter or thing if that liability, matter or thing would not have arisen or occurred but for an act, omission or transaction which is done or omitted to be done after Completion by the Company or the Purchaser save where such act omission or transaction is as a result of a legally binding obligation entered into by the Company before Completion or which is done or omitted to be done with the prior written approval of the Shareholders or where the Purchaser could not reasonably have


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

            been expected to know that that act, omission or transaction would give rise to that liability.

      3.1.6 to the extent that it arises as a result of any increase or change in rates, or incidence of Taxation (as defined in schedule 2) after the date of this Agreement;

      3.1.7 to the extent that it arises or is incurred as a result of any legislation, or the making of any subordinate legislation or any interpretation of the law after the date of this Agreement;

      3.1.8 to the extent that it arises or is incurred as a result of any change in the accounting policies or practice of the Company or the Purchaser introduced or having effect after Completion save where any accounting practice or policy of the Company is not in accordance with United Kingdom generally accepted accounting practice or any SSAP or FRS or any applicable legislation in force at the date of Completion and such change is made in order to comply with the same;

      3.1.9 in respect of any matter which was revealed by the statutory registers, books and minute books of the Company 14 days before the date of this Agreement; or

     3.1.10 to the extent that any third party claim which gives rise to a claim under the Warranties or the Tax Covenant is taken into account in calculating the EBITDA;

      and the Warranties and the Taxation Covenant shall be deemed to be qualified accordingly.

4.    ALLOWANCES AGAINST CLAIMS

4.1 The Vendors shall not be liable under the Warranties (other than under the Tax Warranties or the Taxation Covenant, to which the provisions of schedule 2 apply) in respect of any claim if and to the extent that:

      4.1.1 allowance, provision or reserve is made in the Accounts or the Completion Accounts in respect of the matter or thing giving rise to the claim; or

      4.1.2 the loss in respect of which the claim is made, is recovered under a policy of insurance in force on the date of such loss; or

      4.1.3 would have been recovered under such a policy but for any change in the terms of the insurance after Completion which was not required to be made or not made in the reasonable judgment of the Company.

4.2 Where the Company or the Purchaser is or becomes entitled (whether under any insurance or by way of payment, discount, credit, set off, counterclaim or otherwise) to recover from any third party (including any fiscal or taxation authority or body) any sum in respect of Taxation or any other loss, damage or liability which is or may be the subject of a claim against the Vendors under this Agreement (other than under the Tax Warranties or the Taxation Covenant, to which the provisions of schedule 2 apply) the Purchaser shall, if so required by the Vendors and subject to paragraph 4.3, take or procure the Company to take all such steps or proceedings as the Vendors may reasonably require to enforce such recovery provided that such steps and proceedings are not likely to be materially prejudicial to the goodwill of the business of the Company .

4.3 All such steps or proceedings shall be taken at the Vendors' cost and expense and the Purchaser shall not be under any obligation to take them or procure them to be taken unless the Vendors shall have provided indemnities to the reasonable satisfaction of the Purchaser in respect of all costs and expenses likely to be thereby incurred.


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

4.4 The Purchaser shall procure that the Vendors are provided with all such information and reports concerning any such steps or proceedings taken by the Purchaser or the Company as the Vendors may from time to time reasonably request.

4.5 If any such sum as is referred to in paragraph 4.2 shall be recovered by the Purchaser or the Company from the third party, any claim by the Purchaser or the Company in respect of any Taxation or other loss, damage or liability to which the sum relates shall be limited (without prejudice to any other limitations on the liability of the Vendors referred to in this schedule) to the amount (if any) by which the amount of such Taxation or other loss, damage or liability exceeds the aggregate of:

      4.5.1 the sum recovered less all costs, charges and expenses incurred or suffered by the Purchaser or the Company (as the case may be) in recovering that sum from the third party; and

      4.5.2 any sum or sums previously paid by the Vendors to the Purchaser or the Company in respect of such Taxation or other loss, damage or liability.

4.6 If any claim under or in respect of the Warranties or the Tax Covenant is based upon a liability which is contingent only then, without prejudice to the operation of any other provision of this Agreement the Purchaser shall not commence, nor shall it be entitled to commence proceedings in respect of such liability unless and until such contingent liability becomes an actual liability and is due and payable provided that in relation to any such liability the period referred to in paragraph 6.2 shall run from the date on which the contingent liability becomes an actual liability.

5.    THIRD PARTY CLAIMS

5.1 The Vendors shall be entitled to require the Purchaser (in the name of the Company if the Vendors so request) or the Company at the expense of the Vendors to take all such reasonable steps or proceedings as the Vendors may consider necessary in order to avoid, dispute, resist, compromise, defend or appeal against any relevant third party claim (that is to say any claim by a third party against the Company which will or may give rise to a claim under the Warranties) (other than the Tax Warranties and the Tax Covenant, to which the provisions of schedule 2 apply).

5.2 The Purchaser shall act or shall procure that the Company shall act in accordance with any such requirements subject to the Purchaser and/or the Company being properly indemnified by the Vendors to the reasonable satisfaction of the Purchaser against all costs and expenses incurred in connection with the taking of such steps or proceedings.

5.3 For the purpose of enabling the Vendors to avoid, dispute, resist, mitigate, compromise, defend or appeal against any relevant third party claim or to decide what steps or proceedings should be taken in order to do so, the Purchaser shall:

      5.3.1 promptly give notice to the Vendors of any relevant third party claim;

      5.3.2 give the Vendors or their duly authorised representatives reasonable access to the personnel of the Purchaser and/or the Company (as the case may be) and to any premises, chattels, accounts, documents and records which are relevant to such claim and are within the power, possession or control of the Purchaser and/or the Company ("relevant assets") to enable the Vendors and their duly authorised representatives to investigate the claim and to examine and take copies or photographs of the relevant assets at its own expense; and


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

      5.3.3 if the Vendors so request, delegate entirely to them the conduct of any proceedings of whatsoever nature arising in connection with the third party claim, and in that event, give or cause to be given to the Vendors all such assistance as they may reasonably require in disputing the claim and instruct such solicitors or other professional advisers as the Vendors may nominate to act in accordance with the Vendors' instructions on their behalf or on behalf of the Company.

       Provided that nothing in this Clause shall require the Purchaser or the Company to act in any manner which is likely to be materially prejudicial to the goodwill of the business of the Company.

5.4 The Vendors shall reimburse to the Purchaser or the Company (as the case may be) all costs, charges and expenses incurred by it in complying with its obligations under paragraphs 5.1 to 5.3 inclusive and the Purchaser shall not (and shall procure that the Company shall not) accept or pay or compromise any relevant third party claim or make any submission in respect of it without the prior written consent of the Vendors which shall not be unreasonably withheld or delayed provided that nothing in this clause 5.4 shall require the Purchaser or the Company to act in any manner which is likely to be materially prejudicial to the goodwill of the business of the Company.

6.    TIME LIMITS

6.1 Save in respect of any claim arising as a result of fraud or willful concealment on the part of any Vendor, no claim shall be brought by the Purchaser or the Company for breach of any Warranty or the Taxation Covenant, unless notice in writing of such claim (specifying in reasonable detail the event, matter or default which gives rise to the claim and an estimate of the amount claimed) has been given to the appropriate parties:

      6.1.1 in the case of a claim under or in respect of the Taxation Covenant or under or in respect of any of the Tax Warranties, before 30 June 2007;

      6.1.2 in the case of any other claim, by the date which is 2 years after the Completion Date.

6.2 Subject to paragraph 4.6 any such claim that may have been made shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn on the expiration of 9 months after the date it was made unless court proceedings in respect of it shall then have been commenced against the appropriate parties.

6.3 For the purposes of paragraph 6.2, court proceedings shall not be deemed to have been commenced unless they have been both issued and served on the appropriate parties.

6.4 For the purpose of this paragraph 6, the appropriate parties means the Vendors.

7.    THRESHOLDS

7.1   For the purposes of paragraph 7.2;

      7.1.1 a claim shall be regarded as material if the amount of the claim exceeds (pound)15,000;

      7.1.2 the amount of a claim shall be taken to be the liability which the Vendors would have in respect of it in the absence of any exclusions or restrictions under this paragraph but taking account of all exclusions and restrictions of liability and allowances and set offs provided for and all repayments made under the preceding provisions of this schedule 4; and


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

      7.1.3 "the individual threshold" means(pound)25,000 and "the cumulative threshold" means (pound)250,000;

      7.1.4 claims in respect of the same subject matter shall be regarded as a single claim for the purposes of the definition of the individual threshold.

7.2 The Vendors shall have no liability in respect of any claim made under or in respect of any of the terms of this Agreement unless:

      7.2.1 that claim is material; and

      7.2.2 the aggregate amount of all claims under this Agreement greater than the individual threshold exceeds the cumulative threshold.

7.3 References to "(pound)" in this paragraph 7 shall, in relation to any relevant claim made in a currency other than pounds sterling, be construed as reference to the equivalent in pounds sterling of such other currency at the date the claim is made.

7.4 In the event of there being aggregate claims in excess of the cumulative threshold then the Purchaser shall be entitled to claim the whole amount for which the Vendors are liable pursuant to clause 7.2 and not just the excess over the cumulative threshold from the Vendors.

8.    AGGREGATE MAXIMUM

8.1 Subject to paragraph 8.2 below the total aggregate liability of all the Vendors in respect of all claims under or in respect of this Agreement shall not exceed the lower of:

      8.1.1 (pound)50,000,000; and

      8.1.2 an amount equal to the aggregate of the principal amount of the Loan Notes issued to the Vendors from time to time and the realised value or net realisable value of the Consideration Shares issued to the Vendors from time to time under this Agreement valued where such shares have not already been realised at the opening price for class "A" common shares of the Purchaser on the Nasdaq National Market on the fifth business day after the first date following the settlement or the agreement of the relevant claim or claims upon which the Vendors are able to sell such Consideration Shares on such market (such method of calculating the same being referred to herein as the "Claims Valuation Basis").

8.2 The total maximum liability of each of the Shareholders in respect of all claims under or in respect of this Agreement shall subject to 8.1 not exceed his Relevant Proportion (as set out in column 4 of part 3A of schedule 1) of the VNL Consideration calculated on the Claims Valuation Basis together with an amount equal to any sum which after making all reasonable efforts the Purchaser has been unable to recover (where it is entitled to do so under this Agreement) from the Trustees of his Settlement which latter sum will not exceed (subject to 8.1) such Trustee's Relevant Proportion of the VNL Consideration and the VIL Consideration calculated on the Claims Valuation Basis. For the purpose of this paragraph 8.2 the Trustees of a Shareholder's Settlement shall be deemed to include any person who has or should have signed a deed of adherence pursuant to schedule 5.

8.3 The maximum total liability of the Trustees under or in respect of any claim under this Agreement shall, be limited as provided in schedule 5.

9.    NO DUPLICATION OF LIABILITY


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

9.1 The Purchaser hereby agrees with the Vendors that, in respect of any matter which may give rise to a liability under this Agreement, including, for the avoidance of doubt under, the Warranties or under the Taxation
      Covenant:

      9.1.1 such liability shall not be satisfied more than once;

      9.1.2 any liability with respect to such matter to either of the Purchaser or the Company shall be deemed to be satisfied by the satisfaction of such liability to either of them, and the Purchaser hereby undertakes to the Vendors to procure the observance by the Company of the terms of this paragraph 9.

10.   SUCCESSFUL CLAIMS DEEMED TO CONSTITUTE A REDUCTION IN PURCHASE PRICE

10.1 The satisfaction by the Vendors of any claim under this Agreement shall be deemed to constitute a reduction in the consideration payable by the Purchaser for the sale of the Shares.


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                                   SCHEDULE 5

                              Trustee Protections

1.    TRUSTEE LIMITATIONS

1.1 For the purposes of this schedule 5, the following definitions shall have the following meanings:-

      "Trust Fund"             means in relation to each Settlement or New
                               Settlement the net realisable value of the money, investments and property representing the capital assets held on the trusts of the relevant Settlement from time to time less:-

                               (a)   the estimated amount of any expenses
                                     (including tax) which are properly incurred in connection with the realisation of the relevant trust fund and of any liabilities that arise in realisation of the trust fund; and

                               (b)   the amount of all liabilities
                                     (actual, future or contingent), in
                                     each case which are properly
                                     chargeable to capital;

      "Settlements"            means the Shaw Settlement and the Windley
                               Settlement of and the Williams Settlement and the expression "Settlement" shall be construed accordingly;

      "End Date"               means:-

                               (a)   in respect of any claim for breach of
                                     any of the Tax Warranties or any
                                     claim under the Tax Covenant one
                                     month after the seventh anniversary
                                     of the Accounts Date or, if notice of
                                     claim is received before the
                                     expiration of such period one month
                                     after, the date of the settlement or
                                     determination of the relevant claim;
                                     or

                               (b)   in respect of any claim under the
                                     Warranties (other than the Tax
                                     Warranties), one month after the date
                                     falling 2 years after the date hereof
                                     or, if notice of claim is received
                                     before the expiration of such period
                                     one month after, the date of the
                                     settlement or determination of the
                                     relevant claim;

      "relevant claim"          means any claim made by the Purchaser in respect
                                of any breach of any of the Warranties or under the Tax Covenant or otherwise under this Agreement.

1.2 Subject to paragraphs 1.3 to 1.17 inclusive, the maximum aggregate liability of the Trustees of each Settlement in respect of all relevant claims shall be limited to an amount calculated in


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

      accordance with paragraph 8.1.2 of schedule 4 as if the references therein to "Vendors" were to the relevant Trustees which amount is referred to below as "the Specified Sum".

1.3 The liability of the Trustees in relation to all relevant claims in their capacity as trustees of any of the Settlements shall be several and shall be distinct from the liability of any such Trustees in their capacity as trustees of any other settlements and accordingly they shall for the purposes of this Agreement be regarded as a separate and distinct warrantor in relation to each Settlement of which they are trustees.

1.4 Subject to paragraphs 1.2 and 1.3 the liability of the Trustees in relation to any relevant claims shall be limited to the lesser of the following:-

      1.4.1 the relevant Specified Sum; or

      1.4.2 the amount of the Trust Fund of the relevant Settlement immediately prior to satisfaction (rather than determination) of the relevant claim; or

      1.4.3 the amount determined by applying the Trustees Relevant Proportion to the amount of the relevant claims as finally determined or settled.

1.5 Subject to the provisions of paragraphs 1.6 to 1.16 inclusive, the Trustees in respect of each Settlement shall not, prior to the End Date, dispose of any assets of such Settlement without complying with the provisions of clauses 1.6 to 1.16 inclusive and provided further that nothing herein shall prevent the proper exercise by the Trustees of the powers of investment conferred on them by law and/or the instruments constituting the Settlements.

1.6 Notwithstanding the restriction in paragraph 1.5, the Trustees may distribute or pay out of the assets of the Trust Fund of any Settlement at any time without the requirement of a deed of adherence:-

      1.6.1 the amount of any liability of the Trustees concerned to the Purchaser in respect of relevant claims;

      1.6.2 any liability to Taxation;

      1.6.3 any amount representing costs incurred by the Trustees in connection with the preparation and negotiation of this Agreement and the arrangements contemplated by it (including for the avoidance of doubt any costs of enforcing the rights of the Trustees or defending any claims against the Trustees in connection with this Agreement);

      1.6.4 except where a relevant claim has been made against the Trustees income or accumulated income as required or empowered by law and/or the instruments constituting the Settlement;

      1.6.5 capital to meet all proper professional and administrative expenses of the Settlement properly chargeable to capital.

1.7 The Trustees shall be entitled to transfer the whole or any part of the Trust Fund of any Settlement to any trust company or corporation anywhere in the world and/or to any individual trustee or trustees as new or additional trustees of the Settlement ("the Successor Trustees") prior to the End Date subject to the obligations of the relevant Trustees under this Agreement (including the liability of the Trustees in respect of any relevant claim) being assumed by the Successor Trustees as if they had entered into this Agreement as trustees of the Settlement by them executing and delivering a Deed of Adherence between the Trustees of the relevant Settlement and the Successor Trustees in the form set out in part 1 of schedule 6 to this Agreement. On execution and delivery of such Deed of Adherence any retiring Trustee or Trustees and the personal representatives of any deceased Trustees shall immediately and automatically be released from all liability in respect of any relevant claim.


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

1.8 The Trustees shall be entitled at any time to transfer the whole or any part of the Trust Fund of any Settlement to any bank account in the United Kingdom for any adult beneficiary and/or adult beneficiaries of the relevant Settlement being resident in the United Kingdom ("the Beneficiary") subject to the obligations of the relevant Trustees of the Settlement under this Agreement (including the liability of the Trustees in respect of any relevant claim) being assumed by the Beneficiary as if the Beneficiary had entered into this Agreement as trustee of the relevant Settlement and thereby accepted the obligations of the relevant Settlement in accordance with paragraphs 1.9 and 1.15 by him executing and delivering a Deed of Adherence between the Trustees of the relevant Settlement and the Beneficiary in the form set out in part II of schedule 6 to this Agreement. On execution and delivery of such Deed of Adherence the retiring Trustee or Trustees (if any) and the personal representatives of any deceased Trustee (if any) shall immediately and automatically be released from all liability in respect of any relevant claim.

1.9 The liability to be assumed by the Beneficiary under paragraph 1.8 (but without prejudice to any other liability the Beneficiary may otherwise have hereunder) shall be limited to the Sterling value of the assets received by him as a result of the relevant transfer ("the Transfer Value") such value to be determined as at the time of the relevant transfer and on the assumption of such liability by the Beneficiary the liability of the Trustees in respect of relevant claims shall be adjusted by reducing the Specified Sum and (for the avoidance of doubt) the Trust Fund for the relevant Settlement by the amount of the Transfer Value. Appropriate adjustments shall be made to the Relevant Proportion in accordance with paragraph 1.13.

1.10 For the purposes of paragraph 1.9 the Sterling value of the appointed assets other than cash or securities quoted on a Recognised Investment Exchange shall be the value notified to the Purchaser by the Trustees at the same time as the delivery of a duplicate of the Deed of Adherence pursuant to paragraph 1.14 or if the Purchaser does not agree such value, the value determined in accordance with paragraph 1.16.

1.11 The Trustees shall be entitled to transfer the whole of the Trust Fund of any Settlement to a trust company or corporation and/or to an individual trustee or trustees ("the Recipient Trustee") as trustees of a separate settlement ("the New Settlement") subject to the obligations of a relevant Trustees under this Agreement (including the liability of the Trustees in respect of any relevant claim) being assumed by the Recipient Trustee as if they had entered into this Agreement as trustees of the relevant Settlement and thereby accepted the obligations of the relevant Settlement in accordance with the provisions of paragraphs 1.12 and 1.15 by them executing and delivering a Deed of Adherence between the Trustees of the relevant Settlement and the Recipient Trustees in the form set out in part III of schedule 5 to this Agreement. On execution and delivery of such Deed of Adherence the retiring Trustee or Trustees and the personal representatives of any deceased Trustee shall, subject to the provisions of paragraphs 1.12 and 1.15 immediately and automatically be released from all liability in respect of any relevant claim.

1.12  The liability to be assumed by the Recipient Trustees pursuant to clause
      1.11 shall in each case be limited to the lesser of the following:-

     1.12.1 the Specified Sum for the relevant Settlement;

     1.12.2 the net realisable value of the assets (less any expenses
            (including tax) arising and any liabilities assumed by the Recipient Trustees in respect of the transfer) received by the Recipient Trustees as a result of the relevant transfer ("the Trustee Transfer Value") such value to be determined at the time of the relevant transfer;


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

      and on the assumption of such liability the Trustees making the transfer and the personal representatives of any deceased Trustees ("the Transferor Trustees") shall immediately and automatically be released from all liability in respect of any relevant claims.

1.13 Subject to paragraph 1.16, in the event of the transfer of part of the Trust Fund of a Settlement pursuant to paragraphs 1.7 to 1.10 inclusive, the Trustees of the relevant Settlement shall confirm to the Purchaser the apportionment (if appropriate) of the Relevant Proportion and the Specified Sum for the Settlement and the Beneficiary for the purpose of subsequent relevant claims based on the respective values of the parts of the Trust Fund retained by the Trustees and transferred to the recipient concerned.

1.14 In the event of any transfer pursuant to paragraphs 1.7 to 1.11 inclusive, the Trustees shall ensure a duplicate of the relevant Deed of Adherence is delivered to the Purchaser within seven days of the completion of such Deed together with written statements showing the Transfer Value, the basis of valuation of the assets concerned, the apportionment of the Relevant Proportion and Specified Sum for the relevant Settlement.

1.15 In the event of any transfer of the whole or any part of the Trust Fund of any Settlement pursuant to paragraph 1.8 above and the whole of the Trust Fund pursuant to paragraph 1.11, the liability of the Trustees, the Recipient Trustees or the Beneficiary in respect of each relevant claim shall not exceed the following:-

     1.15.1 in the case of the Trustees the proportion of any relevant claim for which they would have been liable if the transfer had not been made multiplied by a fraction the numerator of which shall be the Trust Fund of the relevant Settlement immediately prior to the relevant transfer less the Transfer Value/Trustee Transfer Value and the denominator of which shall be the Trust Fund of the relevant Settlement immediately prior to the relevant transfer; and

     1.15.2 in the case of the Recipient Trustees or the Beneficiary the proportion of any claim for which the Trustees would have been liable if the transfer had not been made multiplied by a fraction the numerator of which shall be the Transfer Value/Trustee Transfer Value and the denominator of which shall be the Trust Fund of the relevant Settlement immediately prior to the relevant transfer.

1.16 If within 30 days of receipt of the duplicate Deed of Adherence pursuant to paragraph 1.14 and the written statements referred to therein together with any other written information and working papers that the Purchaser may reasonably require, the Purchaser gives notice to the parties to the Deed of Adherence that it objects to any of the following, namely:-

     1.16.1 the Transfer Value; and /or

     1.16.2 the basis of valuation adopted; and/or

     1.16.2 the apportionment of the Relevant Proportion and the Specified Sum in cases where paragraph 1.13 applies then the parties shall endeavour to reach agreement within 30 days of such objection failing which the matter shall be referred (jointly if possible) to the President for the time being of the Institute of Chartered Accountants in England and Wales who shall be requested to appoint an appropriate person or persons to value the assets concerned, such person to act as expert and not as an arbitrator. The determination of the Transfer Value concerned, the Relevant Proportion and the Specified Sum by such person shall, in the absence of manifest error, be final and binding on the parties. The fees of such person shall be borne as to 50 per cent by the Purchaser and as to 50 per cent by the parties to the Deed of Adherence.


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

                                   SCHEDULE 6

                              Parts I, II and III

                           Form of Deed of Adherence

                                     PART 1

                       DATED                 [            ]

                                   [TRUSTEES]

                                      -and-

                                 [NEW TRUSTEES]

                  ---------------------------------------------

                                DEED OF ADHERENCE

                  (transfer to trustees of the same settlement)

                  ---------------------------------------------


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

DATED AND DELIVERED                                          [                 ]

PARTIES:-

(1)                                      ("the Trustees"); and

(2)   [                            ]     ("the New Trustees").

1.    RECITALS AND DEFINITIONS

1.1 The Trustees are the present Trustees of a settlement dated [ ] made between [Settlor] (1) and [Others] (2) ("the Settlement").

1.2   Pursuant to an agreement dated [     ] ("the Agreement") the Trustees gave
      certain warranties and indemnities in favour of the Purchaser and the
      Company in connection with the acquisition by [       ] ("the Purchaser")
      of the whole of the issued share capital of Voyager Networks Limited and Voyager Internet Limited.

1.3 The Trustees intend to retire as Trustees of the Settlement and it is intended that the New Trustees should be appointed as Trustees of the Settlement in their place and the trustees wish to transfer the whole of the Trust Fund of the Settlement to the New Trustees.

1.4 By virtue of paragraph 1.7 of schedule 5 to the Agreement the Trustees are permitted to transfer the whole or any part of the Trust Fund of the Settlement on the terms set out in paragraphs 1.7 to 1.16 inclusive of that schedule to new or additional trustees of the Settlement subject to the obligations of the Trustees under the Agreement (including the liability of the Trustees in respect of any relevant claim) being assumed by the New Trustees as if they had entered into the Agreement as Trustees of the Settlement and thereby accepted the obligations of the Trustees under the Agreement.

1.5 Words and expressions defined in the Agreement shall bear the same meaning in this Deed.

2.    NEW TRUSTEES

      The New Trustees in their capacity as Trustees of the Settlement hereby covenant with the Purchaser that with effect from the date hereof they shall observe and perform all the obligations on the part of the Trustees as trustees of the Settlement contained in the Agreement and (without prejudice thereto) shall adhere to and be bound by the warranties and indemnities contained in the Agreement and all the provisions thereof shall apply to them as if they had been original signatories in place of the Trustees.

3.    LAW AND JURISDICTION

      This Agreement shall be governed by and construed in accordance with English law. The parties submit to the non-exclusive jurisdiction of the English Courts. The New Trustees hereby and unconditionally and irrevocably appoint Read Hind Stewart of 29 Park Place, Leeds, LS1 2SP (ref: GCJ) to act as their agent for the service of all process upon the New Trustees at the address shown in the Agreement or such other address in England and Wales as shall be notified by him to the Purchaser in writing from time to time.

4.    THIRD PARTY RIGHTS

      The obligations and liabilities of the New Trustees under this Deed are for the benefit of, and may be enforced by RSL Communications, Ltd and any person to whom it may have assigned the benefit of its rights under a Put and Call Option Agreement dated [ ] March 2000 between Mr J B Shaw (1), Mr C L Windley (2), Mr N P Williams (3), Walbrook Trustees


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

      (IOM) Limited (4) and RSL Communications , Ltd in accordance with clause 17 of that Agreement.

EXECUTED AND DELIVERED AS A DEED on the date which first appears in this Deed by the Trustees and the New Trustees.

[ Attestation Clause ]

                                    PART II

                       DATED                 [            ]

                                   [TRUSTEES]

                                     -and-

                                 [BENEFICIARY]

                     --------------------------------------

                               DEED OF ADHERENCE

                           (transfer of beneficiary)

                     --------------------------------------

DATED AND DELIVERED                                         [                  ]

PARTIES:-

(1)                                       ("the Trustees"); and

(2)     [                           ]     ("the Beneficiary").

1.    RECITALS AND DEFINITIONS

1.1   The Trustees are the present Trustees of a settlement dated [       ] made
      between [Settlor] (1) and [Others] (2) ("the Settlement").

1.2   The Beneficiary is a beneficiary of the Settlement.

1.3   Pursuant to an agreement dated [     ] ("the Agreement") the Trustees gave
      certain warranties and indemnities in favour of the Purchaser and the
      Company in connection with the acquisition by [       ] (No. [    ]) ("the
      Purchaser") of the whole of the issued share capital of Voyager Networks Limited and Voyager Internet Limited.

1.4 By virtue of paragraph 1.8 of schedule 5 to the Agreement the Trustees are required on transferring the whole or any part of the Trust Fund of the Settlement to any adult beneficiary of the Settlement before the End Date to procure that the obligations of the Trustees under the Agreement are assumed by the Beneficiary as if he had entered into the Agreement and thereby accepted the obligations of the Trustees under the Agreement.

1.5 The Trustees wish to make a distribution from the Trust Fund of the Settlement to the Beneficiary details of which are set out in the Schedule to this Deed ("the Distribution").

1.6 In accordance with paragraph 1.8 of schedule 5 to the Agreement the Trustees and the Beneficiary wish to enter into this Deed to comply with the requirements of that paragraph with regard to the Distribution.

1.7 Words and expressions defined in the Agreement shall bear the same meaning in this Deed.

2.    DISTRIBUTION

2.1 The Beneficiary hereby covenants with the Purchaser that with effect from the date hereof he shall observe and perform all the obligations on the part of the Trustees contained in the Agreement and (without prejudice thereto) shall adhere to and be bound by the warranties and indemnities contained in the Agreement and that all the provisions thereof shall apply to him as if he had been an original signatory to such documents as the individual Vendor [in addition to the Trustees]1 [in place of the Trustees]2 but for the avoidance of doubt the provisions of paragraph 1.5,
      1.8 1.11 to 1.16 of schedule 5 to the Agreement shall not apply to the Beneficiary.

2.2   [Distribution of part of the Trust Fund]

      The Trustees and Beneficiary hereby confirm in accordance with paragraph
      1.13 of schedule 5 to the Agreement that with effect from the date of this Deed the Specified Sum and Relevant Proportion relating to the Trustees shall be sub-divided as follows between the Trustees and the Beneficiary.

----------
(1) In case of transfer of part

(2) In case of transfer of whole

      Trustees Specified Sum(pound) [    ]   Beneficiary's Specified
                                             Sum(pound)[          ]
      Trustees Relevant Proportion           Beneficiary's Relevant
      [     ]%                               Proportion [         ]%

3.    GOVERNING LAW AND JURISDICTION

      This Deed shall be governed by and construed in accordance with English law. The parties submit to the non-exclusive jurisdiction of the English Courts. The Beneficiary hereby and unconditionally and irrevocably appoints Read Hind Stewart of 29 Park Place, Leeds, LS1 2SP (ref: GCJ) to act as its agent for the service of all process upon the Beneficiary at the address shown in the Agreement or such other address in England and Wales as shall be notified by him to the Purchaser in writing from time to time.

4.    THIRD PARTY RIGHTS

      The obligations and liabilities of the Beneficiary under this Deed are for the benefit of, and may be enforced by RSL Communications, Ltd and any person to whom it may have assigned the benefit of its rights under a Put and Call Option Agreement dated [ ] March 2000 between Mr J B Shaw (1), Mr C L Windley (2), Mr N P Williams (3), Walbrook Trustees (IOM) Limited (4) and RSL Communications , Ltd in accordance with clause 17 of that Agreement.


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

                                  THE SCHEDULE

                                The Distribution

Amount/Property                                             Recipient

EXECUTED AND DELIVERED AS A DEED on the date which first appears in this Deed by the Trustees and the Beneficiary.

[ Attestation Clause ]

                                    PART III

                       DATED                 [            ]

                                   [TRUSTEES]

                                     -and-

                              [RECIPIENT TRUSTEES]

                  --------------------------------------------

                               DEED OF ADHERENCE

                  (transfer to trustees of another settlement)

                  --------------------------------------------


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

DATED AND DELIVERED                                                [           ]

PARTIES:-

(1)                                       ("the Trustees"); and

(2)   [                             ]     ("the Recipient Trustees").

1.    RECITALS AND DEFINITIONS

1.1   The Trustees are the present Trustees of a settlement dated [       ] made
      between [Settlor] (1) and [Others] (2) ("the Settlement").

1.2   The Recipient Trustees are trustees of a Settlement dated [         ] made
      between [Settlor] (1) and [Others] (2) ("the New Settlement"). The beneficiaries of the New Settlement include persons who are also beneficiaries of the Settlement.

1.3   Pursuant to an agreement dated [          ] ("the Agreement") the Trustees
      gave certain warranties and indemnities in favour of [          ] (No.
      [          ]) ("the Purchaser") in connection with the acquisition by the
      Purchaser of the whole of the issued share capital of Voyager Networks Limited and Voyager Internet Limited.

1.4 By virtue of paragraph 1.11 of schedule 5 to the Agreement the Trustees are required on transferring the whole of the Trust Fund before the End Date of the Settlement to trustees of any other settlement to procure that the obligations of the Trustees under the Agreement are assumed by the Recipient Trustees as if they had entered into the Agreement and thereby accepted the obligations of the Trustees under the Agreement.

1.5 The Trustees wish to make a distribution from the Trust Fund of the Settlement to the Recipient Trustees details of which are set out in the Schedule to this Deed ("the Distribution").

1.6 In accordance with paragraph 1.11 of schedule 3 to the Agreement the Trustees and the Recipient Trustees wish to enter into this Deed to comply with the requirements of that clause with regard to the Distribution.

1.7 Words and expressions defined in the Agreement shall bear the same meaning in this Deed.

2.    DISTRIBUTIONS

      The Recipient Trustees hereby covenant with the Purchaser that with effect from the date hereof they shall observe and perform all the obligations on the part of the Trustees contained in the Agreement and (without prejudice thereto) shall adhere to and be bound by the warranties and indemnities contained in the Agreement and that all the provisions thereof shall apply to them as if they had been an original signatory to such documents in place of the Trustees.

3.    LAW AND JURISDICTION

      This Deed shall be governed by and construed in accordance with English law. The parties submit to the non-exclusive jurisdiction of the English Courts. The Recipient Trustees hereby and unconditionally and irrevocably appoints Read Hind Stewart of 29 Park Place, Leeds, LS1 2SP (ref: GCJ) to act as their agent for the service of all process upon the Recipient Trustees at the address shown in the Agreement or such other address in England and Wales as shall be notified by him to the Purchaser in writing from time to time.

4.    THIRD PARTY RIGHTS


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

      The obligations and liabilities of the Recipient Trustees under this Deed are for the benefit of, and may be enforced by RSL Communications, Ltd and any person to whom it may have assigned the benefit of its rights under a Put and Call Option Agreement dated [ ] March 2000 between Mr J B Shaw
      (1), Mr C L Windley (2), Mr N P Williams (3), Walbrook Trustees (IOM) Limited (4) and RSL Communications , Ltd in accordance with clause 17 of that Agreement.

EXECUTED AND DELIVERED AS A DEED on the date which first appears in this Deed by the Trustees and the Beneficiary.

[ Attestation Clause ]

                                   SCHEDULE 7

                     Matters to be dealt with on Completion

1. DOCUMENTS ETC TO BE DELIVERED BY THE VENDORS TO THE PURCHASER AT COMPLETION Save where specified to the contrary, the following documents etc. in relation to each Company shall be delivered by the Vendors to the Purchaser at Completion.

      The Shares

1.1 Transfers in respect of the Shares ("the Share Transfers") duly executed and completed in favour of the Purchaser or as it may direct.

1.2 Duly executed powers of attorney or other authorities under which any of the Share Transfers have been executed.

1.3   Share certificates for the Shares.

1.4 Any waivers or consents or other documents necessary to vest in the Purchaser the full beneficial ownership of the Shares and to enable the Purchaser or its nominees to be registered as holders of the Shares.

      Statutory records, minute books and Auditors

1.5   As agent for the Company:

      (a)   all its statutory and minute books written up to the Completion
            Date;

      (b)   its Common Seal (if any);

      (c) its Certificate of Incorporation and Certificates of Incorporation on Change of Name; and

      (d)   certified copies of its Memorandum and Articles of Association.

1.6 If the Purchaser so requests a letter to the Company from its auditors resigning their office as such, with effect from Completion and containing the statement referred to in Section 394 of the Companies Act.

      Property

1.7 An assignment, in the agreed form, of the Lease of Units 14 and 15 Wellesbourne House, Wellesbourne, Warwickshire.

      Resignation of employees and other persons

1.8 A Letter in a form reasonably required by the Purchaser duly executed by Mr J Shawresigning as secretary of the Companies.

      Banking and other documents


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

1.9 Copies of all bank mandates of the Company together with copies of statements of all bank accounts of the Company as at a date not more than two business days prior to the Completion Date.

1.10  The Service Agreements duly executed by the Shareholders;

1.11 The cash book balances of the Company as at the Completion Date with reconciliation statements reconciling such cash book balances and such statements referred to in paragraph 1.9.

1.12 If the Purchaser so requests, Deeds of Release and letters of non-crystallisation from the holders of such of the Charges as the Purchaser shall notify the Vendors not less than 5 business days prior to Completion in such form as the Purchaser may reasonably approve.

2. DOCUMENTS ETC TO BE MADE AVAILABLE BY THE VENDORS FOR COLLECTION BY THE PURCHASER OR ITS AUTHORISED REPRESENTATIVES AT COMPLETION

2.1 All insurance policies, cheque books and unused cheques, paying in books and credit or charge cards in the name of the Company to be delivered at the Company's Registered Office.

2.2   All assets of the Company to be delivered at the Company's Registered
      Office.

3. OTHER OBLIGATIONS OF THE VENDORS AT COMPLETION 3.1 At Completion, the Vendors shall procure that:

      Transfer of the Shares

      (a) the transfers mentioned in paragraph 1.1 are resolved to be registered by the Directors of the Company (subject only to their being duly stamped) notwithstanding any provision to the contrary in the Articles of Association of the Company;

      Directors and Secretary

      (b) the following persons to be validly appointed as additional Directors of the Company:

            Barry Mowbray, Helen Castle
            Matt Crabtree, Jacqueline Hills

      (c) John Gray be validly appointed as Secretary of the Company in place of Mr J Shaw ("the Retiring Secretary");

      (d) the Retiring Secretary deliver to the Purchaser his written resignation in the agreed form;

4. JOINT OBLIGATIONS OF THE PURCHASER AND THE VENDOR 4.1 The Vendors and the Purchaser shall join in procuring that:

      (a) all existing bank mandates in force for the Company shall be altered (in such manner as the Purchaser may direct;

      (b) the current accounting reference period of the Company shall be altered in such manner as the Purchaser shall direct;

      (c) the registered office of the Company shall be changed to 9 Old Queen Street, Westminster, London SW1H 9JA;

5.    OBLIGATIONS OF THE PURCHASER

5.1 The Purchaser shall against the Vendor complying with its obligations referred to above:-

      (a)   on Completion issue Loan Notes to the Vendors as provided in clause
            5.2.1 and 5.6.1; and

      (b) issue and allot the Initial Consideration Shares to the Vendors in accordance with clauses 5.6 and 5.7.

                                   SCHEDULE 8

                     Preparation of The Completion Accounts

1.    INTERPRETATION

      In this schedule, where the context admits:

      "Completion Accounts"         means the accounts prepared in accordance
                                    with paragraph 2.1 and agreed or determined in accordance with sub-paragraph 3;

2.    COMPLETION ACCOUNTS

2.1   Preparation

      The Purchaser shall as soon as practicable, and in any event within 30 days after Completion, procure that accounts for the Companies shall be prepared by the Purchaser's Accountants in accordance with this schedule and the parties shall in any event, use their best endeavours to secure compliance with this schedule by their respective accountants. The Vendors shall promptly supply all such information and provide access to all such records and information as the Purchaser or the Purchaser's Accountants shall reasonably require for such purpose.

2.2   Description

      The Completion Accounts shall consist of a balance sheet of the Company as at the close of business on the date of Completion and a profit and loss account of the Company in respect of the period from the Accounts Date to the date of Completion (both dates inclusive).

2.3   General Requirements

      The Completion Accounts shall be drawn up in accordance with the bases that appear, and in the order shown, below:

      2.3.1 to the extent not not inconsistent with 2.3.2 the accounting policies, principles, practices, evaluation rules and procedures, methods and bases adopted by the Company in preparation of the Accounts including, without limitation, those set out in schedule 11;

      2.3.2 in accordance with GAAP as at the date of the Completion Accounts.

3.    PROCEDURE

3.1   Submission of Draft

      3.1.1 As soon as the draft Completion Accounts shall have been prepared, the Purchaser shall send a copy to the Vendors' Accountants together with such working papers used in connection with the preparation of the same as is reasonably necessary or appropriate to understand and agree the draft Completion Accounts and shall in addition, at the same time, send to the Vendors calculation of the Net Liabilities ("Calculation").

      3.1.2 Unless the Vendors shall within 30 days of receipt of the draft Completion Accounts (and associated papers and Calculation as provided in sub-paragraph 3.1.1) serve a notice in writing on the Purchaser that it objects to the draft Completion Accounts (identifying the reason for any objection and the amount(s) or item(s) in the draft

            Completion Accounts and/or Calculation which is/are in dispute) (such notification being, for the purposes of this paragraph 3, an `Objection Notice') the Vendors shall be deemed to have agreed the draft Completion Accounts and the Calculation which thereupon shall become the Completion Accounts and the Net Liabilities for all purposes of this Agreement.

3.2   Agreement of Draft

      If, within the period referred to in sub-paragraph 3.1.2, the Vendors shall give the Purchaser an Objection Notice then the Purchaser and the Vendors shall use their best endeavours to reach agreement upon adjustments to the draft Completion Accounts and the Calculation of the Net Liabilities.

3.3   Independent Accountant

      In the event that the Vendors and the Purchaser are unable to reach agreement within 28 days following service of the Objection Notice, either the Vendors or the Purchaser shall be entitled to refer the matter or matters in dispute to an independent chartered accountant of at least 10 years standing agreed upon between them or (failing agreement) to be selected (at the instance of either party) by the President for the time being of the Institute of Chartered Accountants in England and Wales ("the Expert"). Each of the Vendors and the Purchaser shall be entitled to make written representations to the Expert on no more than 2 occasions. Such Expert shall act as an expert not as an arbitrator and shall determine the matter or matters in dispute and whose decision shall, save in the event of fraud or manifest error, be binding. The costs of the Expert shall be borne by the Vendors (as a class) and the Purchaser equally or, if different, in such other proportions as the Expert shall direct.

3.4   Report

      If the Vendors accept, or are deemed to accept, that the said draft Completion Accounts comply with paragraph 2 the Purchaser's Accountants shall sign a report to the effect that the Completion Accounts comply with paragraph 2 and any Completion Accounts so reported on, or (if sub-paragraph 3.3 shall apply) the final draft of the Completion Accounts as determined by the independent accountant, shall be the Completion Accounts for the purposes of this Agreement and shall be final and binding on the parties.

3.5   Information and Explanations

      The Purchaser and the Purchaser's Accountants shall provide such information and explanations relating to the draft Completion Accounts and their preparation as the Vendors and/or the Vendors' Accountants, or any Expert appointed pursuant to sub-paragraph 3.3, shall reasonably require.

                                   SCHEDULE 9

                                 The Properties

1.    9 Sir William Lyons Road, University of Warwick Science Park, Coventry;
2.    Suite 83, Spencer House, Birchwood Centre, Warrington;
3.    Park House, Unit 2, Downmill Road, Bracknell;
4.    Units 15 and 34, Wellesbourne House, Wellesbourne, Warwick;
5.    Unit 5, Newyearfield Farm, Ladywell West, Livingstone, West Lothian;

                                  SCHEDULE 10

                                Voyager Earn Out

------------------------------------------------------------------------------------------
                                      A
1.                               1st 6 Months
Total                      Earn-Out Value(pound)10m
Revenue                    Earn-Out Value(pound)3.0m
30%
                       Based on forecast 'Total' Revenue
                              of(pound)6,682,000

                             Sales                   Earn-Out
                            (pound)      (pound)     (pound)   (pound)
                -79.99%                 -5,345,599                   nil          -79.99%
        80.00%  -84.99%    5,345,600    -5,679,699  2,100,000 -2,249,999  80.00%  -84.99%
        85.00%  -89.99%    5,679,700    -6,013,799  2,250,000 -2,399,999  85.00%  -89.99%
        90.00%  -94.99%    6,013,800    -6,347,899  2,400,000 -2,699,999  90.00%  -94.99%
        95.00%  -99.99%    6,347,900    -6,681,999  2,700,000 -2,999,999  95.00%  -99.99%
       100.00%  +          6,682,000                3,000,000             100.00% +
------------------------------------------------------------------------------------------

------------------------------------------------------------------
                          B
1.               12 Month Cumulative
Total         Earn-Out Value(pound)20m
Revenue       Earn-Out Value(pound)6.0m
30%
           Based on forecast 'Total' Revenue
                   of(pound)15,218,000

           Sales                              Earn-Out
          (pound)       (pound)         (pound)      (pound)
                       -12,174,399                         nil
         12,174,400    -12,935,299     4,200,000    -4,499,999
         12,935,300    -13,696,199     4,500,000    -4,799,999
         13,696,200    -14,457,099     4,800,000    -5,399,999
         14,457,100    -15,217,999     5,400,000    -5,999,999
         15,218,000                    6,000,000
------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                        A                                                                B
2.
New                         Earn-Out Value (pound)4.5m                                            Earn-Out Value (pound)9.0m
Revenue                       Based on 'New' Revenue                                               Based on 'New' Revenue
(45%)                            of(pound)1,500,000                                                of(pound)5,000,000

                          New Sales             Earn-Out                                New Sales              Earn-Out
                           (pound)    (pound)    (pound)    (pound)                      (pound)   (pound)      (pound)    (pound)
                 -79.99%            -1,199,999                    Nil          -79.99%            -3,999,999                     nil
        80.00%   -84.99%  1,200,000 -1,274,999  3,150,000  -3,374,999  80.00%  -84.99%  4,000,000 -4,249,999   6,300,000  -6,749,999
        85.00%   -89.99%  1,275,000 -1,349,999  3,375,000  -3,599,999  85.00%  -89.99%  4,250,000 -4,499,999   6,750,000  -7,199,999
        90.00%   -94.99%  1,350,000 -1,424,999  3,600,000  -4,049,999  90.00%  -94.99%  4,500,000 -4,749,999   7,200,000  -8,099,999
        95.00%   -99.99%  1,425,000 -1,499,999  4,050,000  -4,499,999  95.00%  -99.99%  4,750,000 -4,999,999   8,100,000  -8,999,999
       100.00%   +        1,500,000             4,500,000             100.00%  +        5,000,000              9,000,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
3.                                    A                                                                    B
EBITDA                       Earn-Out Value (pound)2.5m                                      Earn-Out Value (pound)5.0m
(25%)
                     Based on forecast EBITDA of(pound)445,000                     Based on forecast EBITDA of(pound)1,149,000
                     (Calculated after notional(pound)100,000                        (Calculated after notional(pound)100,000
                           per quarter add back for                                           per quarter add back for
                           directors remuneration)                                             directors remuneration)

                          EBITDA              Earn-Out                                EBITDA                   Earn-Out
                          (pound)    (pound)  (pound)      (pound)                    (pound)       (pound)     (pound)     (pound)
                 -79.99%            -355,999                    Nil         -79.99%               -  919,199                    nil
        80.00%   -84.99%  356,000   -378,249  1,750,000  -1,874,999  80.00% -84.99%     919,200   -  976,649   3,500,000  -3,749,999
        85.00%   -89.99%  378,250   -400,499  1,875,000  -1,999,999  85.00% -89.99%     976,650   -1,034,099   3,750,000  -3,999,999
        90.00%   -94.99%  400,500   -422,749  2,000,000  -2,249,999  90.00% -94.99%   1,034,100   -1,091,549   4,000,000  -4,499,999
        95.00%   -99.99%  422,750   -444,999  2,250,000  -2,499,999  95.00% -99.99%   1,091,550   -1,148,999   4,500,000  -4,999,999
       100.00%   +        445,000             2,500,000             100.00% +         1,149,000                5,000,000
------------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 11

Accounting Principles

Specific Policies

1.    Depreciation will be charged as follows:

      Leasehold land and buildings straight line over fifty years Motor vehicles straight line over four years Fixtures, fittings, tools and equipment straight line over four years Internet equipment straight line over three years

2. Fixed assets shall not include any amounts included in the fixed asset register as at Completion which relate to assets which are no longer in use in the business.

3. There shall be no revaluations of any fixed assets during the period from 1 July 1999 to Completion.

      Stock

4. Cost includes materials, direct labour and production overheads appropriate to the relevant stage of production.

      Net realisable value is based on the estimated selling price less all further costs completion and disposal.

      No provisions shall be recorded for slow moving or obsolete stock. Any stock which is identified as being obsolete in the business at the time of the physical count, and agreed by the Purchaser and the Vendor as such, shall be excluded from the physical quantities used to value the stock as at Completion. For these purposes stock shall be regarded as obsolete if it is no longer used to support a customer maintenance contract.

5. A provision shall be included for all trade debtors greater than six months old. No general reverse shall be made for bad or doubtful debts.

6. Accruals in respect of wages and salaries (including overtime) and other remuneration (including bonuses) due to the employees and associated national insurance contributions and PAYE, as at completion will be included in the Completion Balance Sheet.

EXECUTED (but not delivered until the           )
date hereof AS A DEED by JONATHAN               )
BRIAN SHAW in the presence of:                  )

WITNESS: /s/...................................

SIGNATURE: /s/.................................

ADDRESS:.......................................

 ...............................................

OCCUPATION:....................................

EXECUTED (but not delivered until the           )
date hereof AS A DEED by CHRISTOPHER            )
LESLIE WINDLEY in the presence of:              )

WITNESS: /s/...................................

SIGNATURE: /s/.................................

ADDRESS:.......................................

 ...............................................

OCCUPATION:....................................

EXECUTED (but not delivered until the           )
date hereof AS A DEED by NIGEL PHILIP           )
WILLIAMS in the presence of:                    )

WITNESS: /s/...................................

SIGNATURE: /s/.................................

ADDRESS:.......................................

 ...............................................

OCCUPATION:....................................

EXECUTED (but not delivered until the           )
date hereof AS A DEED by WALBROOK               )
TRUSTEES (IOM) LIMITED acting by:               )

Director: /s/..................................

Director/Secretary: /s/........................

EXECUTED (but not delivered until the            )
date hereof AS A DEED by RSL COMMUNICATIONS, LTD )
acting by:                                       )

Director: /s/..................................

Director/Secretary: /s/........................